Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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TENGION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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______________________________________________________

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

______________________________________________________

To Be Held on July 15, 2013

To our stockholders:

We invite you to attend our 2013 Annual Meeting of Stockholders, which will be held at the Philadelphia Airport Marriott, One Arrivals Road, Philadelphia, PA on July 15, 2013 at 11:30 a.m., local time.  At the meeting, stockholders will be asked to:

1.	Elect two Class III Directors for a three-year term expiring at the 2016 Annual Meeting;

2.	To consider an advisory vote on executive compensation as disclosed in these materials;

3.	To consider an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years;

4.	Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

5.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on June 7, 2013, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote by telephone, over the Internet or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You may revoke your proxy at any time prior to its exercise at the annual meeting.

This proxy statement and our 2012 Annual Report on Form 10-K are also available to our stockholders via the Internet at http://www.astproxycentral.com/ast/17668/.

By Order of the Board of Directors,

/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer, Vice President of Finance, and Secretary

Winston-Salem, North Carolina
June 13, 2013

TENGION, INC.

3929 Westpoint Boulevard, Suite G

Winston-Salem, NC 27103

__________________________________________________

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

__________________________________________________

The Board of Directors of Tengion, Inc. (referred to herein as ‘‘Tengion,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’) is soliciting your proxy to vote at the Company’s 2013 Annual Meeting of Stockholders (referred to herein as, the ‘‘Annual Meeting’’) and at any adjournments or postponements thereof. The Annual Meeting will be held at 11:30 a.m. Eastern Daylight Time on July 15, 2013, at the Philadelphia Airport Marriott, One Arrivals Road, Philadelphia, PA. The Company will pay the costs of this proxy solicitation. Proxies may be solicited on the Company’s behalf by its directors, officers, and employees in person or by telephone, fax, or electronic mail, although no additional compensation will be paid by the Company for such efforts.  The Company does not expect to engage a third party to assist it in the solicitation.

This Notice of 2013 Annual Meeting of Stockholders and Proxy Statement and the accompanying 2012 Annual Report (referred to herein collectively as, the ‘‘Proxy Materials’’) provides information that you should read before you vote on the proposals that will be presented at the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about June 13, 2013, to owners of shares of our common stock.

i

 GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because our Board of Directors is asking (technically called soliciting) holders of our common stock to provide proxies to be voted at the Annual Meeting.  The Annual Meeting is scheduled for July 15, 2013, commencing at 11:30 a.m. at the Philadelphia Airport Marriott, One Arrivals Road, Philadelphia, PA.  Your proxy will be used at the Annual Meeting or at any adjournment(s) of the meeting.  The Notice of Annual Meeting of Stockholders, this Proxy Statement, and the enclosed proxy card are being mailed to stockholders beginning on or about June 13, 2013.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, June 7, 2013, may vote at the Annual Meeting.  There were 3,410,653 shares of our common stock outstanding as of the record date.  During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call A. Brian Davis, our Chief Financial Officer, Vice President of Finance, and Secretary, at (336) 722-5855 to arrange a visit to our offices.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.
Over the Internet—If you have Internet access, you may authorize the voting of your shares by following the “Submit a proxy by Internet” instructions set forth on the enclosed proxy card.  You must specify how you want your shares voted or your vote will not be completed and you will receive an error message.  Your shares will be voted according to your instructions.

2.
By Telephone—You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card (or voting instruction card). You will need to have the proxy card (or voting instruction card) in hand when you call.  If you choose to vote by telephone, you do not have to return the proxy card (or voting instruction card).

3.
By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope.  Your shares will be voted according to your instructions.  If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.  Unsigned proxy cards will not be voted.

4.
In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

Most of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares.  If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners.  Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other Annual Meeting proposals.  As a result, with respect to these non-routine matters, if the beneficial owners have not provided instructions with respect to these non-routine matters (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted.  Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast.  With respect to a proposal that requires a majority of the outstanding shares present in person or represented by proxy and entitled to vote on the proposal, a broker non-vote has the same effect as a vote against the proposal.  We encourage you to provide voting instructions to the organization that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by: (1) notifying A. Brian Davis, our Chief Financial Officer, Vice President of Finance, and Secretary, in writing at 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103, that you are revoking your proxy; (2) submitting a later dated proxy using any of the methods described above; or (3) attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee pursuant to the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using any of the methods discussed above, you will be appointing as your proxies A. Brian Davis, our Chief Financial Officer and John L. Miclot, our Chief Executive Officer.  They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

Your proxy will vote according to your instructions.  If you choose to vote by mail and complete, sign, and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated Class III Directors (Proposal 1), “FOR” the approval, on an advisory basis, of the Company’s executive compensation (Proposal 2), “FOR” a frequency, on an advisory basis, of “three years” for future non-binding advisory votes on executive compensation (Proposal 3), and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 4).  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so.  However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.

What constitutes a quorum?

The holders of a majority of the 3,410,653 shares of common stock issued and outstanding as of the record date, either present or represented by proxy, constitutes a quorum.  A quorum is necessary in order to conduct business at the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Broker non-votes will be counted as present for the purpose of establishing a quorum.  If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1 — Elect two Class III directors for a three-year term expiring at the 2016 Annual Meeting.  For Proposal 1, the election of two Class III directors, the nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  This means that the nominees with the most votes for election will be elected.  You may choose to vote or withhold your vote for such nominees.  A properly executed proxy marked “WITHHELD” with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for the purposes of determining whether there is a quorum.

Proposal 2 —  Approving, on an advisory basis, the Company’s compensation of our named executive officers, as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement as set forth below.  Although on the ballot, Proposal 2 is only an advisory vote. This means that the Board of Directors will not be required to take any action on this matter regardless of the number of shares voted in favor of or against this proposal. Nevertheless, the Board of Directors is very keen on understanding the view of our shareholders on the Company’s executive compensation program, so your consideration and vote on this matter will be taken seriously by the Board.  The affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve the Proposal.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.  Accordingly, an abstention will have the effect of a negative vote.

Proposal 3 —  Approving, on an advisory basis, a frequency of “three years” for future non-binding advisory votes on compensation for our named executive officers.  Although on the ballot, Proposal 3 is only an advisory vote. This means that the Board of Directors will not be required to take any action on this matter regardless of the number of shares voted in favor of or against this proposal. Nevertheless, the Board of Directors is very keen on understanding the view of our shareholders on the frequency of the advisory vote on executive compensation, so your consideration and vote on this matter will be taken seriously by the Board.  The affirmative vote of the plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve one of the three alternative frequencies of advisory votes on executive compensation:  every year, every two years, or every three years.  This means that the frequency with the most votes for approval will be selected.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.

Proposal 4 — Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  For Proposal 4, the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve the Proposal.  A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.  Accordingly, an abstention will have the effect of a negative vote.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other the proposals included herein.  If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation.  We will be responsible for paying for all expenses to prepare, print, and mail the proxy materials to stockholders.  In accordance with the regulations of the SEC, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send this proxy statement and related proxy materials to their principals and will reimburse them for their reasonable expenses in so doing.  In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone or personal interviews.  We may also retain a proxy solicitor if we determine a proxy solicitor’s services would be beneficial.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2012 and audited our financial statements for such fiscal year.  Ernst & Young LLP has been selected by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2013.  We expect that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

Why are you being asked to ratify the selection of Ernst & Young LLP?

Although stockholder approval of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Ernst & Young LLP, but will not be required to take any action.

How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?

You may request additional copies of our Annual Report on Form 10-K for the year ended December 31, 2012, including the financial statements or this Proxy Statement to be sent to you for no charge, by writing to A. Brian Davis, our Chief Financial Officer, Vice President of Finance, and Secretary, at 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of June 3, 2013 by each person, or group of persons, who beneficially owns more than 5% of our capital stock; each of our directors and named executive officers; and all current directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock.  This information does not necessarily indicate beneficial ownership for any other purpose.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to convertible notes, warrants and options held by that person that are currently convertible or exercisable, or convertible or exercisable within 60 days of June 3, 2013,  are deemed outstanding.  Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.  The percentage of beneficial ownership is based on 3,410,653 shares of common stock outstanding on June 3, 2013.

Unless otherwise indicated, the address for each person or entity named below is c/o Tengion Inc., 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103.

Name of Beneficial Owner	Shares of common stock	Options exercisable within 60 days	Shares issuable upon exercise of warrants or conversion of notes	Total shares of common stock beneficially owned(1)	Beneficial Ownership Percentage
Greater than 5% Beneficial Owner
HealthCap Venture Capital (2)	451,025	-	9,524,563	9,975,588	77.120%
Medtronic, Inc. (3)	247,350	-	-	247,350	7.252%
Bay City Capital (4)	51,565	-	321,045	372,610	9.985%
Celgene Corporation (5)	257,939	-	91,779	349,718	9.985%
DAFNA Capital (6)	25,783	-	349,687	375,470	9.985%
Deerfield Funds (7)	147,134	-	214,875	362,009	9.985%
Horizon Technology Finance (8)	-	-	378,330	378,330	9.985%
RA Capital Management, LLC (9)	257,940	-	91,778	349,718	9.985%
Oak Investment Partners XI, Limited Partnership (10)	204,378	-	-	204,378	5.992%
Officers and Directors
Carl-Johan Dalsgaard, M.D., Ph. D. (11)	451,025	1,940	9,524,563	9,977,528	77.123%
John L. Miclot	36,462	44,307	-	80,769	2.338%
Timothy A. Bertram, D.V.M., Ph. D.	20,603	23,729	-	44,332	1.291%
David I. Scheer	18,839	1,940	-	20,779	*
A. Brian Davis	8,466	9,200	-	17,666	*
Lorin J. Randall	379	3,386	-	3,765	*
Richard E. Kuntz, M.D., M. Sc.	-	2,170	-	2,170	*
Diane K. Jorkasky, M.D.	-	2,083	-	2,083	*
All current directors and executive officers as a group (8 persons)	535,774	88,755	9,524,563	10,149,092	77.926%

* Less than one percent.

(1)
This table and the information included in the notes below are based upon information supplied by named executive officers, directors and principal stockholders, including, reports and any amendments thereto filed on Schedule 13D, Schedule 13G, Form 3, and Form 4 with the SEC.  Except as otherwise indicated, the beneficial ownership limitations set forth in the Amended and Restated 2011 Warrants, 2012 Warrants or Convertible Notes, as applicable, have been applied to the table.

(2)
Includes 451,025 shares of common stock and Amended and Restated  2011 Warrants to purchase 6,476,125 shares, of which 247,421 shares and warrants to purchase 3,552,663 shares are held directly by HealthCap IV, L.P., a Delaware limited partnership (“HCLP”); 18,054 shares and warrants to purchase 259,226 shares are held directly by HealthCap IV, K.B., a Swedish limited partnership (“HCKB”); 178,782 shares and warrants to purchase 2,567,075 shares are held directly by HealthCap IV BIS, L.P., a Delaware limited partnership (“HCBIS”); and 6,768 shares and warrants to purchase 97,161 shares are held directly by OFCO Club IV, a Swedish non-registered partnership (“OFCO”) (HCLP, HCKB, HCBIS, and OFCO, collectively “HealthCap Venture Capital”).

Also includes $500,684.92 of the Convertible Notes and 2012 Warrants to purchase 2,322,808 shares of common stock of which $274,666.24 of Convertible Notes and 2012 Warrants to purchase 1,274,250 shares are held directly by HCLP; $20,039.91 of Convertible Notes and 2012 Warrants to purchase 92,968 shares are held directly by HCKB; $198,468.50 of Convertible Notes and 2012 Warrants to purchase 920,748 shares are held directly by HCBIS; and $7,510.27 of Convertible Notes and 2012 Warrants to purchase 34,842 shares are held directly by OFCO.  The Convertible Notes are currently convertible into 725,630 shares of common stock.

HealthCap IV GP SA, L.L.C. (“HCSA”), is the sole general partner of HCLP and HCBIS and has voting and dispositive power over the shares held by HCLP and HCBIS. HealthCap IV GP AB, L.L.C. (“HCAB”), is the sole general partner of HCKB and has voting and dispositive power over the shares held by HCKB.  HCSA and HCAB disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein.  Johan Christenson, Carl-Johan Dalsgaard, M.D., Per-Olof Eriksson, Anki Forsberg, Peder Fredrikson, Jacob Gunterberg, Staffan Lindstrand, Bjцrn Odlander, Per Samuelsson and Eugen Steiner, the members of HCSA and HCAB, may be deemed to possess voting and dispositive power over the shares held by HCLP, HCBIS, and HCKB and may be deemed to have indirect beneficial ownership of the shares held by such entities.  The members, including Dr. Dalsgaard, who is one of our directors, disclaim beneficial ownership of shares held by HCLP, HCBIS and HCKB except to the extent of any pecuniary interest therein.

Odlander, Fredrikson & Co AB, L.L.C. (“OFCO AB”) is a member of OFCO and has voting and dispositive power over the shares held by OFCO. OFCO AB disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.  Johan Christenson, Carl-Johan Dalsgaard, M.D., Per-Olof Eriksson, Anki Forsberg, Peder Fredrikson, Staffan Lindstrand, Bjцrn Odlander, Per Samuelsson and Eugen Steiner, the members of OFCO AB, may be deemed to possess voting and dispositive power over the shares held by OFCO and may be deemed to have indirect beneficial ownership of the shares held by OFCO.  Such persons, including Dr. Dalsgaard, who is one of our directors, disclaim beneficial ownership of shares held by OFCO except to the extent of any pecuniary interest therein.

The addresses of the entities affiliated with HealthCap are Strandvagen 5B, SE-114 51 Stockholm, Sweden and 18 Avenue d’Ouchy, CH-1006 Lausanne, Switzerland.  None of the entities affiliated with HealthCap are subject to the beneficial ownership limitations set forth in the 2011 Warrants, Amended and Restated 2011 Warrants, 2012 Warrants or the Convertible Notes.

(3)
According to a Schedule 13D/A filed on January 11, 2013, comprised of 247,350 shares of common stock.  The Amended and Restated 2011 Warrants allow the holder to purchase an additional 4,857,068 shares based on an adjusted exercise price of $1.01 per share. The address of Medtronic, Inc. is 710 Medtronic Parkway, LC 270, Minneapolis, MN 55432-5604.  Under the terms of the Amended and Restated 2011 Warrants, the number of shares of our common stock that may be acquired by such holder upon any exercise of such warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a holder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable regulations of the SEC, could not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 61 days written notice from the holder to the Company.  Dr. Richard E. Kuntz, one of our directors, is Senior Vice President and Chief Scientific Clinical and Regulatory Officer of Medtronic, Inc.

(4)
Includes 51,565 shares of common stock, of which 50,600 shares are held directly by Bay City Capital Fund V, LP and 965 shares are held directly by Bay City Capital Fund V Co-Investment Fund, LP. Pursuant to a Securities Purchase Agreement dated October 2, 2012, Bay City Capital Fund V, LP and Bay City Capital Fund V Co-Investment Fund, LP (collectively, “Bay City Capital Funds”) purchased $1,000,000 of the Convertible Notes and 2012 Warrants to purchase 4,347,826 shares of our common stock, as adjusted.  The Convertible Notes are currently convertible into 1,449,275 shares of common stock.  Bay City Capital LLC is the manager of the general partner of Bay City Capital Funds. Carl Goldfischer and Fred Craves are managing directors of Bay City Capital LLC and have voting and dispositive power with respect to shares held by Bay City Capital Funds. Each such person disclaims beneficial ownership of shares held by Bay City Capital Funds except to the extent of any pecuniary interest he has therein. The address of Bay City Capital Funds is 750 Battery Street, Suite 400, San Francisco, CA 94111.  The Convertible Notes and 2012 Warrants held by Bay City Capital Funds prohibit the holder from acquiring shares of common stock upon conversion of the Convertible Notes or exercise of the 2012 Warrants to the extent that, upon such exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of our common stock then issued and outstanding.

(5)
Pursuant to a Securities Purchase Agreement dated October 2, 2012, Celgene Corporation purchased $5,002,283.10 of the Convertible Notes and 2012 Warrants to purchase 11,117,728 shares of our common stock, as adjusted.  The Convertible Notes are currently convertible into 7,249,686 shares of common stock.  The address of Celgene Corporation is 86 Morris Avenue, Summit, NJ 07901.  Celgene Corporation has board observer rights which can be converted to a seat on the Company’s Board of Directors at any time at Celgene Corporation’s election.  The following executive officers of Celgene Corporation have the power to vote and dispose of the shares held by Celgene Corporation: Robert J. Hugin (Chief Executive Officer, President and Chairman of the Board), Jacqualyn A. Fouse (Executive Vice President and Chief Financial Officer), and Perry A. Karsen (Executive Vice President and Chief Operations Officer).  Each such person disclaims beneficial ownership of shares held by Celgene Corporation except to the extent of any pecuniary interest he or she has therein.  The Convertible Notes and 2012 Warrants held by Celgene Corporation prohibit the holder from acquiring shares of common stock upon conversion of the Convertible Notes or exercise of the 2012 Warrants to the extent that, upon such exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of our common stock then issued and outstanding.

(6)
Includes 25,783 shares of common stock, of which 9,024 shares are held directly by DAFNA Lifescience LTD, 6,188 shares are held directly by DAFNA Lifescience Market Neutral LTD and 10,571 shares are held directly by DAFNA Lifescience Select LTD.  Pursuant to a Securities Purchase Agreement dated March 1, 2011, and an Exchange Agreement effective December 31, 2012, DAFNA Lifescience Market Neutral LTD, DAFNA Lifescience Select LTD and DAFNA Lifescience LTD (collectively, “DAFNA Capital”) purchased  Amended and Restated 2011 Warrants to purchase 553,316 shares of our common stock.  Pursuant to a Securities Purchase Agreement dated October 2, 2012, DAFNA Capital purchased $500,000 of the Convertible Notes and 2012 Warrants to purchase 2,173,913 shares of our common stock, as adjusted.  The Convertible Notes are currently convertible into 724,638 shares of common stock.  Nathan Fischel and Fariba Ghodsian, managing members of DAFNA Capital Management, LLC, have voting and dispositive power with respect to the shares held by the DAFNA Capital.  The address of DAFNA Capital is DAFNA Capital Management, LLC, 10990 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024.  Under the terms of the Amended and Restated 2011 Warrants, the number of shares of our common stock that may be acquired by such holder upon any exercise of such warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a holder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Exchange Act and the applicable regulations of the SEC, could not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 61 days written notice from the holder to the Company.  The Convertible Notes and 2012 Warrants held by DAFNA Capital prohibit the holder from acquiring shares of common stock upon conversion of the Convertible Notes or exercise of the 2012 Warrants to the extent that, upon such exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of our common stock then issued and outstanding.

(7)
Includes 147,134 shares of common stock, of which 79,452 shares are held directly by Deerfield Special Situations International Master Fund, L.P. and 67,682 shares are held directly by Deerfield Special Situations Fund, L.P.  Pursuant to a Securities Purchase Agreement dated March 1, 2011 and an Exchange Agreement effective December 31, 2012, Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P. (together, the “Deerfield Funds”) hold Amended and Restated 2011 Warrants to purchase 2,775,482 shares of our common stock based on an adjusted exercise price of $1.01 per share.  Pursuant to a Securities Purchase Agreement dated October 2, 2012, the Deerfield Funds purchased $3,000,000 of the Convertible Notes and 2012 Warrants to purchase 13,383,961 shares of our common stock, as adjusted.  The Convertible Notes are currently convertible into 4,347,826 shares of common stock.  James E. Flynn has the power to vote or dispose of the shares held by the Deerfield Funds.  The address of the Deerfield Funds is c/o Deerfield Management Co., 780 Third Avenue, 37th Floor, New York, NY 10017.  Under the terms of the Amended and Restated 2011 Warrants, the number of shares of our common stock that may be acquired by such holder upon any exercise of such warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a holder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Exchange Act and the applicable regulations of the SEC, could not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 61 days written notice from the holder to the Company.  The Convertible Notes and 2012 Warrants prohibit the holder from acquiring shares of common stock upon conversion of the Convertible Notes or exercise of the 2012 Warrants to the extent that, upon such exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of our common stock then issued and outstanding.

(8)
On March 14, 2011, Horizon Technology Finance Corporation (“Horizon Technology Finance”) received warrants to purchase 7,068 shares of our common stock. On October 2, 2012, in connection with an amendment to its Venture Loan Agreement with the Company, Horizon Credit II, LLC (“Horizon Credit”), a wholly-owned subsidiary of Horizon Technology Finance, received 2012 Warrants to purchase 1,856,714 shares of our common stock, as adjusted.  The principal address of Horizon Technology Finance is 312 Farmington Ave, Farmington CT 06032.  Robert D. Pomeroy, Jr., as CEO of Horizon Technology Finance, may be deemed to possess voting and dispositive power over the shares of common stock which Horizon Technology Finance may obtain upon its exercise of its warrant and over the shares of common stock which Horizon Credit may obtain upon its exercise of the 2012 Warrants.  The 2012 Warrants held by Horizon Credit prohibit the holder from acquiring shares of common stock upon exercise of these warrants to the extent that, upon such exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of our common stock then issued and outstanding.

(9)
Includes 257,940 shares of common stock, of which 154,764 shares are held directly by RA Capital Healthcare Fund, L.P. (“RA Capital”) and 103,176 shares are held directly by Blackwell Partners, LLC (“Blackwell”).  Pursuant to a Securities Purchase Agreement dated March 1, 2011 and an Exchange Agreement effective December 31, 2012, RA Capital and Blackwell hold Amended and Restated 2011 Warrants to purchase 2,775,482 shares of our common stock.  Pursuant to a Securities Purchase Agreement dated October 2, 2012, RA Capital and Blackwell purchased $5,002,283.11 of the Convertible Notes and 2012 Warrants to purchase 22,235,458 shares of our common stock, as adjusted.  The Convertible Notes are currently convertible into 7,249,686 shares of common stock.  Mr. Kolchinsky is the manager of RA Capital Management, LLC, which is the investment adviser and sole general partner of RA Capital and the investment adviser of Blackwell.  Mr. Kolchinsky has the sole power to vote or dispose of the shares held by RA Capital and Blackwell.  The principal address of RA Capital Management, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116.  Under the terms of the Amended and Restated 2011 Warrants, the number of shares of our common stock that may be acquired by such holder upon any exercise of such warrants is generally limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by a holder, together with its affiliates and any other persons or entities whose beneficial ownership, as calculated pursuant to Section 13(d) of the Exchange Act and the applicable regulations of the SEC, could not exceed 4.99% of the total number of shares of our common stock then issued and outstanding.  This limitation may be increased to 9.99% of the total number of shares of our common stock then issued and outstanding upon 61 days written notice from the holder to the Company.  The Convertible Notes and 2012 Warrants prohibit the holder from acquiring shares of common stock upon conversion of the Convertible Notes or exercise of the 2012 Warrants to the extent that, upon such exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of our common stock then issued and outstanding.

(10)
According to a Schedule 13G/A filed on February 14, 2013, comprised of 204,378 shares held by Oak Investment Partners XI, Limited Partnership (“Oak Investment Partners XI”), 901 Main Avenue, Suite 600, Norwalk, CT 06851.  Oak Associates XI, LLC is the general partner of Oak Investment Partners XI.  Oak Management Corporation is the manager of Oak Investment Partners XI.  Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont are the managing members of Oak Investment Partners XI and, as such, may be deemed to possess shared beneficial ownership of any shares of common stock held by such entities.

(11)
Also includes shares beneficially owned by HealthCap Venture Capital (see footnote 2).  Dr. Dalsgaard is a member of HCSA, which is the sole general partner of HCLP as well as HCBIS, and has shared voting power and shared investment power with HCLP and HCBIS.  Dr. Dalsgaard is also a member of HCAB, which is the sole general partner of HCKB and has shared voting power and shared investment power with HCKB.  Dr. Dalsgaard has disclaimed beneficial ownership of the shares listed in footnote 2 except to the extent of his pecuniary interest therein. The address for Dr. Dalsgaard is Strandvдgen 5B, SE-114 51 Stockholm, Sweden and 18 Avenue d’Ouchy, CH-1006 Lausanne, Switzerland.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Fourth Amended and Restated Certificate of Incorporation (our Certificate of Incorporation) divides our Board of Directors into three classes, Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms.  There are currently three Class I Directors whose terms expire at the 2014 Annual Meeting, one Class II Director whose term expires at the 2015 Annual Meeting, and two Class III Directors whose terms expire at the 2013 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation, or removal).

Upon the unanimous recommendation of our Governance and Nominating Committee of our Board of Directors, the Board of Directors nominated John L. Miclot and Lorin J. Randall to stand for election as the Class III Directors at our Annual Meeting.

The persons named in the enclosed proxy will vote to elect as Class III Directors Messrs. Miclot and Randall, unless you indicate on your proxy that your shares should be withheld from one or more of the nominees. Messrs. Miclot and Randall are each current members of our Board of Directors.

If they are elected, Messrs. Miclot and Randall will each hold office until our annual meeting of stockholders in 2016 and until his successor is duly elected and qualified.  Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our officers or directors.  Below are the names, ages, and certain other information for each member of the Board of Directors, including the nominees for election as Class III Directors. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of June 3, 2013, appears in the preceding section titled “Security Ownership of Certain Beneficial Owners and Management.”

 Nominees for Class III Directors for Election at the 2013 Annual Meeting for a Term Expiring at the 2016 Annual Meeting

John L. Miclot, 54, has served as a director of our Company and as our President and Chief Executive Officer since December 2011.  Prior to joining our Company, Mr. Miclot was an Executive-in-Residence at Warburg Pincus from March 2010 to March 2011.  He was President and Chief Executive Officer of CCS Medical, Inc., a company owned by Warburg Pincus and a provider of products and services for patients with chronic diseases, from November 2008 until completion of a financial restructuring of the Company in March 2010.  From 2003 to 2008, Mr. Miclot served as President and Chief Executive Officer of Respironics, Inc. until the sale of the Respironics to Royal Philips.  Mr. Miclot served as Chief Executive Officer of Philips Home Healthcare Solutions following the acquisition of Respironics, Inc. by Royal Philips.  Mr. Miclot spent 10 years in senior roles at Respironics, ultimately serving as President and Chief Executive Officer from 2003 to 2008.  Mr. Miclot joined Respironics in 1998 when it acquired Healthdyne Technologies, Inc., a medical device Company.  Mr. Miclot served as the Senior Vice President of Sales and Marketing Healthdyne from 1995 to 1998. Earlier in his career, he held sales and marketing roles at Medex, Ohmeda, Baxter Edwards, and DeRoyal Industries.  Mr. Miclot is a director of Wright Medical Group, Inc., Dentsply International Inc., and Body Media and serves as Chairman of the Board of Directors of Breathe Technologies, Inc.  He is also a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center. He earned his B.B.A. in marketing from the University of Iowa.

Lorin J. Randall, 69, has served as a director of our Company since February 2008. Mr. Randall has been an independent financial consultant since May 2006.  Previously, Mr. Randall was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from December 2004 to May 2006.  From 2002 to 2004, Mr. Randall served as the Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004.  He currently serves on the boards of directors of Nanosphere, Inc., Athersys, Inc. and Acorda Therapeutics, Inc. Mr. Randall served on the board of directors of Opexa Therapeutics, Inc., a publicly-traded cellular therapy company, from 2007 to 2009.  Mr. Randall received a BS in accounting from The Pennsylvania State University and an MBA from Northeastern University.  Because of his strong background in the life sciences industry and his prior experience as Chief Financial Officer of i-STAT Corporation and four other public and privately-held companies, we believe that Mr. Randall is able to provide valuable input into our strategic and financial affairs, as well as other matters.  In addition, Mr. Randall’s public CFO assignments at CFM Technologies, Inc. and Greenwich Pharmaceuticals Corporation benefit our Board of Directors.

Class I Directors Continuing in Office—Terms Expire at the 2014 Annual Meeting

Carl-Johan Dalsgaard, M.D., Ph.D., 56, has served as a director of our Company since August 2004. Dr. Dalsgaard has also been a member of HealthCap IV GP SA, L.L.C. (HCSA) and HealthCap IV GP AB, L.L.C. (HCAB and, collectively with HCSA, HealthCap), a venture capital fund that invests globally in pharmaceutical, biotechnology and medical technology companies from June 2000 to the present and serves as Chief Executive Officer of certain companies in which HealthCap has invested.  He received an M.D. from the Karolinska Institute in Sweden, and a Ph.D. in neurobiology and post-doctoral experience from Harvard Medical School.  Dr. Dalsgaard has fulfilled specialist training for a board certificate in plastic and reconstructive surgery at Karolinska Hospital.  Dr. Dalsgaard brings to the Board of Directors significant experience as an executive of a financial services Company that focuses on our industry.

Richard E. Kuntz, M.D., M.Sc., 55, has served as a director of our Company since October 2010.  Dr. Kuntz has served as the Senior Vice President and Chief Scientific, Clinical and Regulatory Officer of Medtronic, Inc. since August 2009, prior to which time he served as the Senior Vice President and President, Neuromodulation from October 2005 to August 2009.  In his current role, role Dr. Kuntz oversees Medtronic’s global regulatory affairs, health policy and reimbursement, clinical research activities, ventures and new therapies, strategy and innovation, corporate development, and acquisitions, integrations and divestitures functions.  Dr. Kuntz brings a broad background and expertise in many different areas of healthcare.  Prior to Medtronic, he was the Founder and Chief Scientific Officer of the Harvard Clinical Research Institute (HCRI), a university-based contract research organization which coordinates National Institutes of Health (NIH) and industry clinical trials with the United States Food and Drug Administration (FDA).  Dr. Kuntz has directed over 100 multicenter clinical trials and has authored more than 200 original publications.  Dr. Kuntz also served as Associate Professor of Medicine at Harvard Medical School, Chief of the Division of Clinical Biometrics, and an interventional cardiologist in the division of cardiovascular diseases at the Brigham and Women’s Hospital in Boston, MA.  Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine.  He completed his residency in internal medicine at the University of Texas Southwestern Medical School, and then completed fellowships in cardiovascular diseases and interventional cardiology at the Beth Israel Hospital and Harvard Medical School, Boston.  Dr. Kuntz received his master’s of science in biostatistics from the Harvard School of Public Health.  Dr. Kuntz brings to our Board of Directors substantial experience in our industry having served in an executive capacity with a large multinational medical device company.

Diane K. Jorkasky, M.D., 61, has served as a director of our Company since August 10, 2011.  Dr. Jorkasky has been an independent consultant since February 2012.  From August 2011 to February 2012, she served as the enterprise-wide Chief Medical Officer of Endo Pharmaceuticals, Inc., or Endo, and a member of Endo’s senior R&D management team.  Prior to joining Endo, Dr. Jorkasky served as an independent consultant from January 2011 to August 2011, and was the Senior Vice President, Chief Development and Medical Officer at Aileron Therapeutics, Inc. from September 2009 to January 2011.  Dr. Jorkasky also held a variety of vice president level positions from October 2000 to January 2009 with Pfizer, Inc. where she led global clinical research science and operational groups, most recently as Vice President, Worldwide Clinical Research Operations.  Dr. Jorkasky brings to our Board of Directors substantial experience in our industry having served in a variety of capacities in both large pharmaceutical companies and smaller biotechnology companies.

Class II Director Continuing in Office—Term Expires at the 2015 Annual Meeting

David I. Scheer, 60, is one of our co-founders and has served as a director of our Company and as Chairman of our Board of Directors since July 2003.  Since 1981, Mr. Scheer has served as President of Scheer & Company, Inc., a Company that provides venture capital, corporate strategy, and transactional advisory services focused on the life sciences.  Mr. Scheer was involved in the founding and had been a member of the boards of directors of ViroPharma, Inc., OraPharma, Inc. (acquired by Johnson and Johnson in 2003), and Esperion Therapeutics, Inc. (acquired by Pfizer in 2004).  He currently serves as the chairman of the board of directors of Achillion Pharmaceuticals, Inc. and Aegerion Pharmaceuticals, Inc., both publicly traded biotechnology companies.  From 1991 through 1999, he was affiliated with the health care investing team at Oak Investment Partners.  Mr. Scheer has also led or played a significant role in a series of transactions involving corporate alliances, licensing arrangements, divestments, acquisitions and mergers in the life sciences.  He has served as a member of the Leadership Council of the Harvard School of Public Health, and as a member of the Advisory Committee to the Harvard Malaria Initiative.  He has helped to launch, and currently serves as Chair of “The Unfinished Agenda in Infectious Diseases,” an initiative at the Harvard School of Public Health focusing on neglected diseases.  He has also been a member of the board of trustees, and most recently Vice-Chair for the Long Wharf Theatre, in New Haven, Connecticut.  In 2007, he was awarded the Atlas Award for Venture Capital from the Connecticut Union for Research Excellence (CURE, of which he also serves as a member of the board), and in 2009, he received the Venture Capital Leadership Award from the Connecticut Venture Group.  He received his A.B. cum laude from Harvard College, and an M.S. from Yale University.  Because of his strong background of service on the boards of numerous life sciences industry companies and his involvement in capital raising and strategic transactions in our industry, we believe that Mr. Scheer provides a unique perspective and useful insight to our Board of Directors as we review our growth strategy and strategic initiatives.

Required Vote

The nominees will be elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting and entitled to vote.  This means that the nominees with the most votes for election will be elected.

Board Recommendation

The Board of Directors believes that the election of Messrs. Miclot and Randall to serve as Class III directors is in the best interests of Tengion and our stockholders and, therefore, recommends that you vote “FOR” the election of each nominee.

 PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company seeks your advisory vote on the compensation of the Company’s named executive officers as described in the “Compensation, Discussion and Analysis” section, tabular disclosure regarding such compensation, and accompanying narrative disclosure set forth in this proxy statement. We ask that you support the compensation of our named executive officers as disclosed below. Your vote is advisory only, and therefore non-binding, but we can assure you that whatever the outcome of the vote, the Compensation Committee and the Board of Directors will review the results carefully and take the results into account in future compensation decisions.

As described in detail under the section entitled “Compensation Discussion and Analysis,” we have designed a compensation program that allows us to attract, retain, and reward motivated, knowledgeable, and results-oriented associates focused on achieving the strategic goals of the Company.  The program is based on industry benchmarks and provides for payment of base salaries combined with significant potential upside from variable incentives based on achievement of annual and strategic goals approved the Board of Directors.

The Compensation Committee and the Board of Directors has structured our executive compensation program to achieve the following key objectives:

•	Align executive officers’ interests with long-term stockholder interests;

•	Pay for performance; and

•	Balance short-term and long-term incentives.

Stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this proxy statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy.

Stockholders are being asked to vote on the following resolution:

RESOLVED: That the stockholders of Tengion, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in the Company’s 2013 annual meeting proxy statement.

Required Vote

Because this proposal asks for a non-binding, advisory vote, there is no "required vote" that would constitute approval. However, our board, including our compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate which actions may be appropriate to address those concerns. Broker nominees do not have discretion to vote on this proposal without your instruction; if you do not instruct your nominee how to vote on this proposal, your nominee will deliver a non-vote. Abstentions and broker non-votes will not affect the outcome of this proposal.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the Company’s compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement as set forth below.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company would also like to seek your advisory input with regard to the frequency of future stockholder advisory votes on our executive compensation provided for in Proposal 2 above. The applicable rules allow us to ask you for your input on having you give us your advisory vote on our executive compensation every three, two, or one years.

A stockholder advisory vote on executive compensation is very important to the Board of Directors.  We believe our incentive plans have served the Company, our named executive officers, and, more importantly, our stockholders well in the past. These plans have been designed to provide, and we believe have provided, a strong alignment between executive compensation and financial performance results.

As noted in the Compensation Discussion and Analysis, one of the core principles of our executive compensation is rewarding long-term results. Consequently, by setting a three-year period for holding this stockholder vote, we will enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy in a timeframe that matches our program’s design.

We will carefully review our executive compensation programs during the period between stockholder votes and review these programs against the marketplace to ensure ourselves that such programs are properly designed and implemented and delivering the appropriate value to our named executive officers and you, our stockholders. By then getting your feedback triennially, we will have the benefit of your views, on a longer term perspective, on the effectiveness of our programs, and we will then have a more efficient and effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three year timeframe.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.

Required Vote

 The advisory proposal on the frequency of say-on-pay votes provides a choice among three frequency periods for future advisory say-on-pay votes. The frequency period that receives the most votes (every one, two or three-years) will be deemed to be the recommendation of the stockholders. However, because this vote is advisory and not binding, our board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by a plurality of our stockholders. Any shares that are not voted, whether by abstentions, broker non-votes or otherwise, will not affect the outcome of this proposal, except to the extent that the failure to vote for a particular frequency period may result in another frequency period receiving a larger proportion of the votes cast.

Board Recommendation

The Board of Directors unanimously recommends a vote, on an advisory basis, for a frequency of “three years” for future non-binding advisory votes on compensation for our named executive officers.

 PROPOSAL 4— RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  Ernst & Young LLP has served as our independent registered public accounting firm since fiscal 2009.  Although stockholder approval of the selection of Ernst & Young is not required, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Ernst & Young, but will not be required to take any action.  Further, even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and the stockholders.

Required Vote

The affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is needed to approve this Proposal 4.

Board Recommendation

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  Based solely on our review of copies of Section 16(a) reports furnished to us and representations made to us, we believe that during fiscal 2012 our officers, directors, and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

Stockholder Proposals for the 2014 Annual Meeting

A shareholder who intends to present a proposal at the 2014 Annual Meeting of Shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than February 13, 2014. Written proposals may be mailed to us at Tengion, Inc., 3929 Westpoint Boulevard, Suite G, Winston-Salem, NC 27103, Attn: A. Brian Davis, Secretary. A shareholder who intends to nominate a director or present any other proposal at the 2014 Annual Meeting of Shareholders but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than March 17, 2014 and no later than April 16, 2014. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our by-laws, which are available at http://phx.corporate-ir.net/phoenix.zhtml?c=218965&p=irol-govHighlights, describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our by-laws.

 CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters, and code of conduct described below are available on our website at www.tengion.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Tengion, Inc., 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103. Our Board of Directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of Tengion and our stockholders.  These guidelines, which provide a framework for the conduct of the Board of Directors’ business, provide that:

•	the principal responsibility of the directors is to oversee management of the Company;

•	a majority of the members of the Board of Directors shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to senior executives and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	the Board of Directors and its committees will conduct a self-evaluation at least annually to determine whether they are functioning effectively.

Board Determination of Independence

Rule 5605 of the Nasdaq Marketplace Rules requires a majority of a listed Company’s Board of Directors to be comprised of independent directors within one year of listing.  In addition, Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed Company’s audit, compensation, and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed Company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed Company or any of its subsidiaries; or (2) be an affiliated person of the listed Company or any of its subsidiaries.

In May 2013, our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director.  Based upon information requested from and provided by each director concerning his background, employment, and affiliations, including family relationships, our Board of Directors determined that none of Carl-Johan Dalsgaard, M.D., Ph.D., Diane K. Jorkasky, M.D., Richard Kuntz, M.D., M.Sc., Lorin J. Randall, or David I. Scheer, representing five of six of our current total number of directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NASDAQ Rule 5605(a)(2).  Scott D. Flora also served on the Board of Directors until his resignation in December 2012 and was determined to be independent in March 2012.  In making such determinations, the Board of Directors considered the relationships that each such non-employee director has with our Company and other facts and circumstances the Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Board Meetings and Attendance

Our Board of Directors currently consists of six directors.  Our Board of Directors held 14 meetings, either in person or by teleconference, during the year ended December 31, 2012 and also acted by unanimous written consent from time-to-time.  During 2012, other than Mr. Kuntz, each of our current directors attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which he/she then served.  Our independent directors have the opportunity to meet separately in executive session following each regularly scheduled Board meeting.  Directors are expected to attend the Annual Meeting.  Two directors attended the 2012 annual meeting of stockholders.

Board Committees

Our Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (Exchange Act), a Compensation Committee, a Technology Committee, and a Governance and Nominating Committee, each of which is comprised entirely of independent directors.  Our Board of Directors may, from time-to-time, establish other committees to assist the Board of Directors in the discharge of its responsibilities.  Our Board of Directors has adopted charters for the Audit Committee, Compensation Committee, Technology Committee, and Governance and Nominating Committee, current copies of which are available on our website at www.tengion.com.  A summary description of the committees of our Board of Directors follows.

Audit Committee

Our Audit Committee held six meetings in 2012 and also acted by unanimous written consent from time-to-time.  The current members of our audit committee are Lorin J. Randall, who is the chair of the committee, and David I. Scheer.  All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that Mr. Randall is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Messrs. Randall and Scheer are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq.

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	evaluates the independent auditors’ qualifications, independence and performance;

•	determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on our engagement team as required by law;

•	reviews our critical accounting policies and estimates;

•	oversees our internal audit function; and

•	reviews the audit committee charter and the audit committee’s performance at least annually.

Compensation Committee

Our Compensation Committee held five meetings in 2012 and also acted by unanimous written consent from time-to-time.  The current members of our Compensation Committee are Mr. Scheer, who is the chair of the committee, Richard E. Kuntz, M.D., M.Sc., and Mr. Randall.  Each of the members of our Compensation Committee is independent under the applicable rules and regulations of the SEC, Nasdaq, and the Internal Revenue Service.

Our Compensation Committee oversees our compensation philosophy, policies and practices. Among other matters, the Compensation Committee:

•	reviews and recommends policies relating to compensation and benefits of our employees;

•	evaluates the performance of the chief executive officer in light of Company and individual objectives that have been approved by the Board of Directors;

•	recommends the compensation of the chief executive officer to the Board of Directors based upon such evaluation;

•	reviews and approves individual goals and objectives relevant to compensation of our executive officers, other than the chief executive officer;

•	evaluates the performance of these executive officers in light of those goals and objectives and sets their compensation based on such evaluations;

•	administers the issuance of stock options and other awards under our stock plans;

•	reviews on an annual basis the compensation of non-employee members of the Board of Directors and makes recommendations to the Board of Directors regarding any changes thereto; and

•	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Technology Committee

The Technology Committee held two meeting in 2012.  The members of our Technology Committee are Dr. Kuntz, who is the chair of the committee, Carl-Johan Dalsgaard, M.D., Ph.D., and Diane K. Jorkasky, M.D.  The Technology Committee is responsible for assisting the Board of Directors with respect to its oversight responsibilities in the areas of the Company’s research and development and technology strategies and initiatives.  Among other matters, the Technology Committee:

•	reviews and evaluates the Company’s pipeline of research and development programs;

•
reviews and evaluates the Company’s research and development strategies and goals in order to assist the Board of Directors in making informed decisions with respect to approving such strategies and goals;

•	identifies and discusses significant emerging science and technology trends and the potential impact of such trends on the Company’s business and research and development operations; and

•	oversees risk management in the area of human clinical trials and pre-clinical animal studies, including the periodic review or policies and procedures related to the same.

Governance and Nominating Committee

The Governance and Nominating Committee held three meetings in 2012.  The members of our Governance and Nominating Committee are Mr. Scheer, who is the chair of the committee, Dr. Dalsgaard, and Dr. Jorkasky.  The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

Director Nomination Process

The process followed by our Governance and Nominating Committee to identify and evaluate candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates.  In considering whether to recommend any candidate for inclusion in our Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Governance and Nominating Committee considers many factors.  Our Governance and Nominating Committee does not have a formal diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our Board of Directors’ deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness.  In identifying and recommending nominees for positions on our Board of Directors, our Governance and Nominating Committee places primary emphasis on the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, age, conflicts of interest, and the ability to act in the interests of all stockholders.  The Governance and Nominating Committee seeks to ensure that the Board of Directors has an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board of Directors as a whole, when making decisions on director nominations.  The Governance and Nominating Committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.  In the case of an incumbent director whose term of office is set to expire, the Governance and Nominating Committee reviews such director’s overall service to the Company during the director’s term.  In the case of a new director candidate, the Governance and Nominating Committee reviews whether the nominee is “independent,” based on the Nasdaq Marketplace Rules and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to the Governance and Nominating Committee for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our Bylaws, to our Governance and Nominating Committee at Tengion, Inc., 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103, Attention: Secretary.  Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Governance and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria discussed above.

Board Leadership Structure and Board’s Role in Risk Oversight

The positions of chairman of the Board of Directors and chief executive officer have been separated since our inception in July 2003.  Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.  Our Board of Directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow.  Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors.  This leadership structure also is preferred by a significant number of our stockholders. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

While our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, having no commercial manufacturing experience, marketing or sales capability or experience, and dependence on key personnel. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors is actively involved in oversight of risks that could affect us.  This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks.  Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Communications with the Independent Directors

We have established a process for stockholders to send communications to the members of our Board of Directors.  Stockholders may send such communications by mail addressed to our full Board of Directors, a specific member or members of the Board of Directors, or to a particular committee of the Board of Directors, at 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina, 27103, Attention: Secretary.  All such communications will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors.  Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.  In the case of communications to our Board of Directors or any individual director or group or committee of directors, our Secretary will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

Code of Ethics

We have adopted a code of business conduct and ethics, referred to as our Ethics and Integrity Standard, which applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  The code of business conduct and ethics is available on our website at www.tengion.com.  Any amendments to the code, or waivers of its requirements, will be disclosed on our website.

Report of the Audit Committee

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2012 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board, and has discussed with the Company’s independent registered public accounting firm matters relating to its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We have selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The selection was based on a number of factors, including the competence of Ernst & Young LLP in the fields of accounting and auditing.

By the Audit Committee of the Board of Directors of Tengion, Inc.

Lorin J. Randall, Committee Chair
David I. Scheer

Information About Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2012	2011
Audit Fees	$420,212	$295,000
Audit-Related Fees	—	18,000
Tax Fees	15,000	16,000
All Other Fees	—	—
Total Fees	$435,212	$329,000

Audit Fees include fees for services associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.  Audit-related fees principally included accounting consultation services.  Tax fees included tax compliance, tax advice, and tax planning services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services and related fees that are to be performed by our independent registered public accounting firm.  These policies generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.  The Audit Committee has delegated to the chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm.  Any approval of services by the chair of the Audit Committee pursuant to this delegated authority is reported on at the next regular meeting of the Audit Committee.  All audit or non-audit services performed by our independent registered accounting firm were approved in advance in accordance with the procedures outlined above.

Certain Relationships and Related Transactions

Item 404 of Regulation S-K requires us to disclose any transaction since January 1, 2011, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for 2012 and 2011 in which we are a participant and in which any related person has or will have a direct or indirect material interest.  A related person is any executive officer, director, nominee for director, beneficial holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Policies and Procedures Regarding Review, Approval, or Ratification of Related Person Transactions

In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related person transactions.  In carrying out its responsibilities, the Audit Committee reviews and considers information regarding the related person transaction as it deems appropriate under the circumstances, which may include information such as the related person’s interest in the transaction, the approximate dollar value involved in the transaction, whether the transaction was undertaken in the ordinary course of business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party and the purpose of, and the potential benefits to us of, the transaction.  The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with our best interests.

Agreements with Stockholders

2011 Financing

In March 2011, we closed a private placement transaction pursuant to which we sold securities consisting of 1,107,939 shares of common stock and warrants to purchase 1,046,102 shares of common stock pursuant to a securities purchase agreement.  The purchase price per security was $28.30.  In connection with the private placement, we also entered into a registration rights agreement with those investors that purchased our common stock and warrants to purchase our common stock.  Upon the closing of the private placement, Medtronic, Inc. became a beneficial owner of more than 5% of our voting securities.  In connection with the private placement, we entered into a Right of First Refusal and Right of First Negotiation Agreement with Medtronic, Inc. pursuant to which we granted Medtronic a right of first refusal to the license, sale, assignment, transfer or other disposition by us of any material portion of intellectual property (including patents and trade secrets) or other assets related to our Neo-Kidney Augment program (an NKA transaction) until October 31, 2013.  Additionally, from November 1, 2013 through July 1, 2014, Medtronic will have a right of first negotiation with respect to an NKA transaction, with an option to convert that right of first negotiation to a right of first refusal. On October 2, 2012, we and Medtronic, Inc. mutually terminated this agreement.  Dr. Kuntz, who is a member of our Board of Directors, is an executive officer of Medtronic, Inc.  Additionally, funds affiliated with HealthCap Venture Capital, which prior to the offering beneficially owned 14.4% of our voting securities, became the beneficial owner of up to 25.99% of our voting securities.  Dr. Dalsgaard, who is a member of our Board of Directors, is affiliated with HealthCap Venture Capital.  Neither Dr. Kuntz nor Dr. Dalsgaard participated in any discussions or negotiations related to the private placement and Dr. Kuntz did not participate in any discussions or negotiations related to the Right of First Refusal and Right of First Negotiation Agreement.

The following table summarizes the participation in the private placement by any of our current directors, executive officers, 5% stockholders or any member of the immediate family of any of the foregoing persons:

Name	Aggregate consideration paid	Shares of common stock Issued	Shares of common stock underlying outstanding warrants
HealthCap Venture Capital	$7,000,005	247,352	247,352
Medtronic, Inc.	$7,000,005	247,350	185,513
Deerfield Management Co.	$2,999,998	106,008	106,008
Great Point Partners, LLC	$2,830,000	100,000	100,000
Empery Asset Management, LP	$2,500,008	88,340	88,340

We recently amended and restated the warrants issued in this private placement.  All holders exchanged their warrants for amended and restated warrants containing various amendments, including an adjusted exercise price from $28.80 to $1.10 per share. This exercise price was more recently adjusted to $1.01 per share based on an adjustment to the exercise price of the warrants (the “2012 Warrants”) and the conversion price of the notes (the “Convertible Notes”) issued in connection with the financing closed by the Company on October 2, 2012 (the “2012 Financing”).  With respect to our current directors, executive officers, beneficial owners of 5% of our common stock, or any member of the immediate family of any of the foregoing persons, the following table demonstrates the number of shares of common stock underlying the Amended and Restated 2011 Warrants that are held by such persons as a result of the amendment and restatement of the warrants:

Name	Shares of common stock underlying original 2011 Warrants	Shares of common stock underlying Amended and Restated 2011 Warrants
HealthCap Venture Capital	247,352	6,476,125
Medtronic, Inc.	185,513	4,857,068
RA Capital Management, LLC	106,008	2,775,482
Deerfield Special Situations International Master Fund, L.P.	64,664	1,693,047
Deerfield Special Situations Fund L.P.	41,343	1,082,435
DAFNA Capital	21,210	555,316

2012 Financing

In September 2012, we issued the Demand Notes in the aggregate amount of $1 million to certain new and existing investors in the Bridge Financing.  The Demand Notes bore interest at a rate of 10% per year.  The outstanding principal balance, with any accrued interest, was payable on demand at any time on or after October 7, 2012.  Each holder of a Demand Note, in its sole discretion, could exchange the principal balance of its Demand Note, together with accrued interest, for the first tranche of debt securities and warrants issued by the Company after September 7, 2012.  In October 2012, we closed the 2012 Financing pursuant to which we issued the Convertible Notes and 2012 Warrants, in which we raised approximately $15 million in gross proceeds, including the value of Demand Notes exchanged for Convertible Notes and 2012 Warrants.  None of the principal from the 2012 Financing has been repaid yet.  Deerfield Special Situations International Master Fund, L.P, Deerfield Special Situations Fund L.P., and funds affiliated with HealthCap Venture Capital, each of whom were a 5% stockholder prior to the 2012 Transaction, participated in the Bridge Financing and the 2012 Financing.  As a result of the 2012 Financing, Bay City Capital, Celgene Corporation, DAFNA Capital, RA Capital Management LLC became beneficial owners of 5% of our common stock.  The 2012 Financing was considered a “Subsequent Offering” and all holders of Demand Notes exchanged their Demand Notes for the Convertible Notes and 2012 Warrants issued in the 2012 Financing.  Dr. Dalsgaard, who is a member of our Board of Directors, is affiliated with HealthCap Venture Capital and did not participate in any discussions regarding the Bridge Financing or the 2012 Financing.  The following table summarizes their participation:

Name	Aggregate consideration paid	Principal amount of Notes	Shares of common stock underlying warrants
Bay City Capital	$1,000,000.00	$1,000,000.00	4,000,000
Celgene Corporation	5,002,283.10	5,002,283.10	10,228,310
DAFNA Capital	500,000.00	500,000.00	2,000,000
Deerfield Management Co	3,000,000.00	300,000.00	12,313,243
HealthCap Venture Capital	500,684.92	500,684.92	2,136,986
RA Capital Management, LLC	5,002,283.11	5,002,283.11	20,456,621

On November 30, 2012, we notified the holders of the Convertible Notes of our intention to pay the interest due on January 1, 2013 with shares of common stock in lieu of cash.  On December 31, 2012, the holders of the Convertible Notes agreed to extend the payment date to February 1, 2013.  On January 30, 2013, the holders of the Convertible Notes agreed to extend the interest payment date to February 15, 2013.  The aggregate amount of the interest payment was $560,051.31 and we issued 482,804 shares of restricted common stock in satisfaction of these interest payments.  On April 2, 2013, we again satisfied $189,107.28 in interest obligations by issuing 290,935 shares of restricted stock.

In connection with the 2012 Financing, we entered into a registration rights agreement, securities purchase agreement, and facility agreement with the investors.  In connection with those agreements, we agreed to file a registration statement covering the resale of the shares of common stock issuable upon the conversion of the Convertible Notes and the exercise of the 2012 Warrants.  We also granted the holders of the Convertible Notes the right to require us to sell to such holders up to an additional $20,000,000 in securities on the same terms as the Convertible Notes and 2012 Warrants (the “Call Option”).  The Call Option may be exercised by these holders at any time or from time to time on or before June 30, 2013.  The conversion price of the notes and exercise price of the warrants issued pursuant to the terms of the Call Option will be no greater than $0.69 and, may be lower if the conversion price on the Convertible Notes and the exercise price of the 2012 Warrants are adjusted pursuant to the terms of such instruments.  The conversion price of the Convertible Notes and the exercise price of the 2012 Warrants was originally $0.75, but was lowered to $0.69 based on the volume-weighted average price of the Company’s common stock for the five trading days after the registration statement on form S-1 (Registration No. 333-184761) became effective, as required by the terms of the Convertible Notes and the 2012 Warrants.

In addition, we entered into a Right of First Negotiation Agreement (the “ROFN Agreement”) with Celgene Corporation (“Celgene”), one of the selling stockholders, pursuant to which we granted Celgene a right of first negotiation to the license, sale, assignment, transfer or other disposition by us of any material portion of intellectual property (including patents and trade secrets) or other assets related to our Neo-Urinary Conduit program.  The ROFN Agreement provides for Celgene to receive 2012 Warrants to purchase 50% fewer of the shares that otherwise would have been issued to Celgene in the 2012 Financing.  In the event of a change in control of the Company, the ROFN Agreement and all of Celgene’s rights pursuant thereto will automatically terminate in all respects and be of no further force and effect.

As part of the 2012 Financing, we also granted board observer rights to Celgene Corporation.  Furthermore, the Company agreed to convert Celgene’s board observer right to a seat on the Company’s Board of Directors at any time at Celgene’s election.

Also in connection with the 2012 Financing, we, Horizon Credit II LLC and Horizon Technology Finance Corporation entered into a First Amendment of Venture Loan and Security Agreement (the “Loan Amendment”).  The Loan Amendment amends the Venture Loan and Security Agreement dated as of March 14, 2011 pursuant to which Horizon made a loan of $5 million to us (the “Horizon Loan”).  The Loan Amendment provides that, effective September 1, 2012, the maturity date for the Horizon Loan is extended from January 1, 2014 until May 1, 2014.  We are now required to make monthly interest payments of $39,654.12 through June 1, 2013 and monthly interest and principal payments of $354,779.67 from July 1, 2013 through and including May 1, 2014.  Horizon’s security now includes a lien on our intellectual property assets.  Effective September 1, 2012, the interest rate on the Horizon Loan was increased from 11.75% to 13.0% per annum.  In connection with the Loan Amendment, we issued Horizon the Horizon Warrants and, upon such issuance, Horizon became a beneficial owner of 5% of our common stock.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and certain of our key employees.  As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for any:

•	breach of the director’s duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	transaction from which the director derived an improper personal benefit.

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.  A “director” or “officer” includes any person who is or was a director or officer of us or as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at our request, but does not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Company with respect to such person’s activities prior to said transaction unless specifically authorized by our Board of Directors or our stockholders.  Pursuant to our amended and restated bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law.  Our amended and restated bylaws provide that we shall advance expenses to directors in connection with any proceeding in which such director is involved because of his or her status as a director and we may, at the discretion of our Board of Directors, advance expenses to officers and employees in connection with any proceeding in which such officer or employee is involved because of his or her status as such.  Our amended and restated bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

 INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

 Executive Officers

The following table sets forth certain information about our current executive officers.

Name	Age	Position(s)
John L. Miclot	54	President and Chief Executive Officer, Director
Timothy Bertram, D.V.M., Ph.D.	57	President, Research and Development and Chief Scientific Officer
A. Brian Davis	46	Chief Financial Officer and Vice President, Finance

John L. Miclot has served as a director of our Company and as our President and Chief Executive Officer since December 2011.  Prior to joining our Company, Mr. Miclot was an Executive-in-Residence at Warburg Pincus from March 2010 to March 2011.  He was President and Chief Executive Officer of CCS Medical, Inc., a company owned by Warburg Pincus and a provider of products and services for patients with chronic diseases, from November 2008 until completion of a financial restructuring of the Company in March 2010.  From 2003 to 2008, Mr. Miclot served as President and Chief Executive Officer of Respironics, Inc. until the sale of the Respironics to Royal Philips.  Mr. Miclot served as Chief Executive Officer of Philips Home Healthcare Solutions following the acquisition of Respironics, Inc. by Royal Philips.  Mr. Miclot spent 10 years in senior roles at Respironics, ultimately serving as President and Chief Executive Officer from 2003 to 2008.  Mr. Miclot joined Respironics in 1998 when it acquired Healthdyne Technologies, Inc., a medical device Company.  Mr. Miclot served as the Senior Vice President of Sales and Marketing Healthdyne from 1995 to 1998. Earlier in his career, he held sales and marketing roles at Medex, Ohmeda, Baxter Edwards, and DeRoyal Industries.  Mr. Miclot is a director of Wright Medical Group, Inc., Dentsply International Inc., and Body Media and serves as Chairman of the Board of Directors of Breathe Technologies, Inc.  He is also a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center. He earned his B.B.A. in marketing from the University of Iowa.

Timothy Bertram, D.V.M., Ph.D., has served as our Chief Scientific Officer and President, Research and Development since November 2011 and previously served as our Chief Scientific Officer and Executive Vice President, Science and Technology from October 2010 to November 2011 and our Senior Vice President, Science and Technology from August 2004 to October 2010.  Dr. Bertram is responsible for leading our research and development efforts.  Prior to joining us, Dr. Bertram served as a senior scientific executive at Pfizer, a large multi-national pharmaceutical Company, from 1999 to 2004, and held a similar position at SmithKline Beecham Pharmaceuticals, a large multi-national pharmaceutical and healthcare Company, from 1996 to 1999, and Procter & Gamble Co., a large multi-national Company that manufactures consumer goods, from 1989 to 1996.  He was a faculty member at the University of Illinois from 1984 to 1987 and was a visiting scientist to the National Institutes of Health from 1987 to 1989.  Dr. Bertram received a D.V.M. and Ph.D. from Iowa State University and completed post-doctoral studies in cell signaling pathways.

A. Brian Davis has served as our Chief Financial Officer and Vice President, Finance since August 2010.  From April 2009 to July 2010, Mr. Davis served in a consulting capacity as Chief Financial Officer of Neose Technologies, Inc.  From 1994 to April 2009, Mr. Davis was employed by Neose Technologies, Inc., a biopharmaceutical company focused on the development of next-generation therapeutic proteins, where he served most recently as Senior Vice President and Chief Financial Officer.  From 1991 to 1994, Mr. Davis was employed by MICRO HealthSystems, Inc., a provider of healthcare information systems, where he served most recently as Corporate Controller.  Mr. Davis is licensed as a Certified Public Accountant, received his B.S. in accounting from Trenton State College and his MBA from the Wharton School of the University of Pennsylvania.

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

We are a performance-based company.  We have designed a compensation program that allows us to attract, retain, and reward motivated, knowledgeable, and results-oriented associates focused on achieving the strategic goals of the Company.  The program provides for payment of base salaries combined with significant potential upside from variable incentives based on achievement of annual and strategic goals.  Our compensation program is structured to reward both annual and long-term results.  The program is based on industry benchmarks and links incentives to achievement of objectives approved by the Board of Directors.

The Compensation Committee of our Board of Directors oversees our compensation philosophy, policies and practices. The Compensation Committee also:

•	reviews and recommends policies relating to compensation and benefits of our employees;

•	evaluates the performance of the chief executive officer in light of Company and individual objectives that have been approved by the Board of Directors;

•	recommends the compensation of the chief executive officer to the Board of Directors based upon such evaluation;

•	reviews and approves individual goals and objectives relevant to compensation of our executive officers, other than the chief executive officer;

•	evaluates the performance of these executive officers in light of those goals and objectives and sets their compensation based on such evaluations; and

•	administers the issuance of stock options and other awards under our stock plans.

As a smaller reporting company, we were not required and therefore did not seek stockholder approval of the compensation of our named executive officers at the annual meeting held in 2012.  For purposes of this Compensation Discussion and Analysis and the compensation tables that follow, share and per share information have been adjusted to reflect the 1-for-10 reverse stock split effective June 14, 2012.

Corporate Objectives

Corporate objectives for each fiscal year are established during the fourth quarter of the preceding year or the first quarter of the year and are the basis for determining corporate performance for the year.  The key strategic corporate, financial and operational goals that are established by our Compensation Committee include clinical trial progress; preclinical product candidate development; and implementation of appropriate financing and business development strategies.

Individual Objectives

Individual objectives also are established for each executive officer, other than the chief executive officer, by the chief executive officer at approximately the same time as the corporate objectives are established.  Our chief executive officer does not have separate individual performance objectives.  Rather, our chief executive officer’s objectives are generally the same as the corporate objectives, with strong consideration given to how, within the opinion of the Compensation Committee and the Board of Directors, his leadership impacts our ability to achieve our objectives.  These objectives represent significant milestones to be met by each executive, along with, in certain circumstances, dates for achieving those milestones.  Factors are identified and specified that will be used to measure success in reaching the goal or objective.  Objectives are established based on the executive’s principal areas of responsibility.  For example, our scientific executives have measurable objectives established for areas such as key research or scientific milestones and our clinical executives will be measured by clinical trial progress.  Our Compensation Committee also retains the discretion to consider an executive’s accomplishments other than enumerated objectives when evaluating an executive’s performance.

Evaluations

Toward the end of each fiscal year, the Compensation Committee begins its assessment of individual and corporate performance against stated goals for the year.  When discussing performance evaluations and setting new compensation levels, the Compensation Committee considers recommendations from our chief executive officer regarding the compensation for executive officers other than himself.  Our chief executive officer does not participate in determining the amount of his own compensation.  With the exception of our chief executive officer, the Compensation Committee has the final authority regarding the overall compensation structure for the executive officers.  In the case of our chief executive officer, the Compensation Committee evaluates our chief executive officer’s performance, with significant input and recommendations from the chairman of the Board of Directors, and recommends compensation levels to the Board of Directors.

The Compensation Committee evaluates individual executive performance with the goal of setting target compensation at levels the committee believes are competitive and in a range determined using data from companies of similar size and stage of development operating in the biotechnology industry, taking into account the executive’s prior experience, our relative performance and our own strategic goals.  In order to ensure that we continue to remunerate our executives appropriately and consistently with market information, we participate in, and review data from, certain compensation surveys, and confer with outside compensation consultants.  In 2012, the Compensation Committee engaged Radford to evaluate the compensation of non-employee directors.  The current compensation of the Company’s non-employee directors was approved based on Radford’s recommendations following its review.  In 2012, the Compensation Committee also engaged Radford to assist in the development of the Change in Control Plan, which provides key eligible individuals an incentive to maximize proceeds upon consummation of a change in control (as defined in the Change in Control Plan).  The Change in Control Plan is more fully described below.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  Base salaries of our employees are primarily tied to benchmarking at the 50th percentile and are tied to annual company and individual objectives.  Base salaries may be adjusted from time to time during the year in connection with promotions that may occur or in order to adjust a named executive officer’s salary in light of market conditions.

Our peer group, which we identified in March 2010, is composed of the U.S.-based, publicly-traded companies in the pharmaceutical, biotechnology and life sciences industries listed below.  At the time of selecting this peer group, these companies had little to no revenue, an average market capitalization of $100.7 million, fewer than 150 employees, and product candidates in Phase I or Phase II clinical trials.  The companies in this peer group are:

Achillion Pharmaceuticals, Inc.	AVI BioPharma, Inc.	EntreMed, Inc.	Neurocrine Biosciences, Inc.
Anadys Pharmaceuticals, Inc.	Capstone Therapeutics Corp.	Icagen, Inc.	OncoGenex Pharmaceuticals, Inc.
ArQule, Inc.	Celldex Therapeutics, Inc.	Insmed Incorporated	Peregrine Pharmaceuticals, Inc.
Arrowhead Research Corporation	Cytokinetics, Incorporated	Keryx Biopharmaceuticals, Inc.	SuperGen, Inc.
Athersys, Inc.	CytRx Corporation	Molecular Insight Pharmaceuticals, Inc.

In February 2012, the Compensation Committee reviewed the list of companies in its peer group and approved a revised list to better reflect the Company’s peers.  The revised list had been prepared by Radford, a compensation consultant engaged by the Compensation Committee to develop a revised list of peer companies.  The new peer group includes companies that are publicly traded, U.S.-based biotechnology companies that have product candidates in Phase II or Phase III clinical trials, fewer than sixty employees, and a market value of less than $200 million.  The companies in the new peer group are:

Adeona Pharmaceuticals, Inc.	Capstone Therapeutics Corp.	CytRx Corporation	MediciNova, Inc.
Advaxis, Inc.	Cardium Therapeutics, Inc.	EntreMed, Inc.	OncoGenex Pharmaceuticals, Inc.
Astex Pharmaceuticals, Inc. (Formerly SuperGen)	Celldex Therapeutics, Inc.	GenVec, Inc.	OXiGENE, Inc.
Athersys, Inc.	Cortex Pharmaceuticals, Inc.	Hemispherx Biopharma, Inc.	Peregrine Pharmaceuticals, Inc.
AVI BioPharma	Cyclacel Pharmaceuticals, Inc.	Insmed Incorporated	Rexahn Pharmaceuticals, Inc.
Bionovo, Inc.	Cytokinetics, Incorporated	Keryx Biopharmaceuticals, Inc.	Soligenix, Inc.

In general, base salaries are reviewed annually and adjusted based on market levels and individual performance, generally increasing between zero and seven percent each year.  Accordingly, the Compensation Committee approved the base salary increases for our named executive officers as set forth in the following table:

Named Executive Officer	2012 Actual Base Salary	2013 Approved Base Salary(2)	2013 Percentage Increase
John L. Miclot (1)	$450,000	$463,500	3%
Timothy Bertram, D.V.M., Ph.D.	$370,625	$381,744	3%
A. Brian Davis	$318,848	$328,413	3%

(1)            Mr. Miclot joined the Company in December 2011.
(2)            We set our annual salary increases effective as of February 1 of each year.

Annual Performance Bonus.  The Compensation Committee has the authority to award annual performance bonuses to our executive officers.  Annual bonuses are designed to provide incentives based on the achievement of annual company and individual objectives.  The target bonus percentage of our employees are benchmarked at the 50-75th percentile and are tied to the achievement of annual Company and individual objectives, which consist of the critical success factors for achievement of the company objectives.  As the Company demonstrates progress on achieving Company objectives, or for transformational hires or for key employees who are instrumental in transformational events, it is anticipated the target bonus percentage will be benchmarked increasingly closer to the 75th percentile.  If the Company or the employee exceeds the objectives, then the bonus payable to the employee could exceed the targeted percentages of base salary.  Each of our executive officers is eligible to receive an annual performance bonus based upon a targeted percentage of base salary.  The targeted bonus level for a particular executive is determined by the executive officer’s title, with each level differentiated as follows:

Name and Title	2012 Target Bonus as a Percentage of Base Salary	2013 Target Bonus as a Percentage of Base Salary
John L. Miclot, President and Chief Executive Officer	50%	50%
Timothy Bertram, D.V.M., Ph.D. President, Research and Development and Chief Scientific Officer	40%	40%
A. Brian Davis, Chief Financial Officer and Vice President, Finance	35%	35%

The performance objectives are generally objectively determinable and measurable and their outcomes are substantially uncertain at the time established.  When we set the 2012 goals, we considered them to be ambitious, but attainable and designed to cause bonus payments to reflect meaningful performance requirements.

In March 2012, the following Company objectives for 2012 were established:

•	define the surgical procedure for implanting the Neo-Urinary Conduit in the ongoing Phase I clinical trial and, data permitting, implant up to seven patients during 2012;
•	submit a pre-IND filing with the U.S. FDA for the Neo-Kidney Augment development program during the first half of 2012;
•	evaluate alternative regulatory pathways for Neo-Kidney Augment development program and recommend strategy for execution; and
•	achieve the foregoing objectives within the Company approved budget.

In January 2013, the Compensation Committee determined the Company had achieved 90% of the 2012 Company objectives.  In making its determination, the Compensation Committee considered the fact that the Company objective to implant up to seven patients in the ongoing Neo-Urinary Conduit trial during 2012 was not fully met.

Because the 2012 individual performance objectives for each of our named executive officers were identical to the Company objectives, each named executive officer received a bonus payout equal to 90% of his target bonus payout.  We believe that the 2012 bonus payouts for the executive officers accurately reflect and properly reward such executives for the progress and accomplishments of the Company, including achievement of the 2012 annual objectives.  Mr. Miclot, Dr. Bertram, and Mr. Davis received 2012 bonus payouts of $202,500, $133,425, and $100,437, respectively.

In January 2013, the following Company objectives for 2013 were established:

•	Neo-Kidney Augment Program:
	•	Submit a Clinical Trial Application to the Swedish Medicinal Products Agency and submit an IND filing to the U.S. FDA
	•	Commence initial clinical trials in Sweden and in the U.S.
•	Neo-Urinary Conduit Program:
	•	Complete patient implants in Phase I trial and interact with regulatory agencies for planning subsequent clinical trials;
	•	Establish partnership or alternative funding source for continued development of Neo-Urinary Conduit; and
•	Achieve the foregoing objectives within the Company approved budget.

The 2013 individual performance objectives for each of our named executive officers are identical to the Company objectives.

Long-Term Incentive Program.    We believe that long-term performance will be enhanced by providing incentives that reward our employees for maximizing stockholder value over time and that align the interests of our employees and management with those of stakeholders.  The Compensation Committee is considering a plan that would not use stock options or restricted stock, but would otherwise provide incentives aligned with the Company’s stakeholders.

Stock Options and Restricted Common Stock.  Our 2010 Stock Option and Incentive Plan, or the Plan, authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.  Our Board of Directors has delegated oversight of the administration of our stock option plans to our Compensation Committee.  The Compensation Committee has adopted policies and procedures regarding the granting of options.

Stock option grants have been made at the commencement of employment and typically annually in connection with the achievement of corporate and personal objectives.  Additionally, stock option grants may be made in connection with special recognition of a particularly important corporate accomplishment in which the executive played an important role and following a significant change in job responsibilities or to meet other special retention objectives.  Our Compensation Committee considers and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations.

The exercise price of options is the fair market value of our common stock as determined by our Compensation Committee on the date of grant.  Our stock options typically vest over a four-year period with 25% vesting 12 months after the vesting commencement date and the remainder vesting ratably each quarter thereafter over a three-year period, subject to continued employment or association with us.  Our stock options generally expire ten years after the date of grant.  Incentive stock options also include certain other terms necessary to assure compliance with the applicable provision of the Internal Revenue Code.

In 2012, our Compensation Committee made certain stock option and restricted stock awards to our current named executive officers.  One quarter of the option grant vest on the first anniversary of the date of grants and the balance of the shares vest in 12 successive equal quarterly installments over the 36-month period measured from the one year anniversary.  For Mr. Miclot, one quarter of the shares under the restricted common stock award vest on each of January 3, 2013, 2014, 2015, and 2016.  For Dr. Bertram and Mr. Davis, one quarter of the shares under the restricted common stock award vest on each of February 1, 2013, 2014, 2015, and 2016.

Our executive officers may to enter into 10b5-1 trading plans to permit each of them to sell on each of the vesting dates a sufficient number of shares of common stock to cover the tax liability associated with such vesting.

Name and Title	Date of Grant	Number of Shares under Option Grant	Exercise Price	Restricted Stock Awards

John L. Miclot, President and Chief Executive Officer	1/3/12	39,375	$5.70	39,375
Timothy Bertram, President, Research and Development and Chief Scientific Officer	2/16/12	17,001	$6.42	15,000
A. Brian Davis, Chief Financial Officer and Vice President, Finance	2/16/12	8,001	$6.42	6,834

Severance and Change in Control Benefits.  As more fully described in the section entitled “Potential Payments Upon Termination or Change in Control,” we have entered into offer letters with our named executive officers that provide for certain payments and benefits upon a qualifying termination of employment or a change in control, including salary and benefits continuation, payment of pro-rata bonuses and acceleration of certain unvested equity awards.  Consistent with our compensation philosophy, we may explore other benefits related to potential change-in-control or termination events to ensure the interests of our executive officers are aligned with the interests of our stockholders.

In May 2011, our Board of Directors approved, based upon the recommendation of our Compensation Committee, the implementation of a Change in Control Payment Plan and a Management Severance Plan.  In March 2012, our Board of Directors approved an Amended and Restated Management Severance Plan.

Under the terms of the Amended and Restated Management Severance Plan, in the event any of our executive officers’ employment is terminated by us without cause or he or she resigns under certain specified conditions including any material adverse change in his or her duties, authority or responsibilities without his or her agreement, a move of our principal office more than 50 miles from the current office, our failure to pay such executive officer’s salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), such executive officer will, subject to his or her signing of a form of Release and Non-disparagement Agreement, be entitled to receive the following benefits.  Our chief executive officer is entitled to a payment equal to (1) 12 months of his then current base salary, (2) an amount equal to his annual target bonus (assuming 100% payout threshold), and (3) an amount equal to his annual target bonus (assuming 100% payout threshold) prorated through the date of termination.  Such payment shall be made at the discretion of the Company (1) in one lump sum payment or (2) fifty percent (50)% in a lump sum payment and fifty percent (50%) over the ensuing 12 month period.  Our chief executive officer is entitled to continuation of his benefits for 12 months.  Our other executive officers are entitled to a payment equal to (1) 10 months of his then current base salary, (2) an amount equal to his annual target bonus (assuming 100% payout threshold) and (3) an amount equal to his annual target bonus (assuming 100% payout threshold) prorated through the date of termination.  Such payment shall be made at the discretion of the Company (1) in one lump sum payment or (2) fifty percent (50%) in a lump sum payment and fifty percent (50%) over the ensuing 10 month period.  These executives are entitled to continuation of their benefits for 10 months.

Under the term of the Amended and Restated Management Severance Plan, in the event any of our executive officers’ employment is terminated by us without cause or he or she resigns under certain specified conditions including any material adverse change in his or her duties, authority or responsibilities without his or her agreement, a move of our principal office more than 50 miles from the current office, our failure to pay such executive officer’s salary and other benefits when due (other than pursuant to an across the board reduction in the compensation of all senior management), such executive officer will, subject to his or her signing of a form of Release and Non-disparagement Agreement, be entitled to receive the following benefits.  Our chief executive officer is entitled to a payment equal to (1) 12 months of his then current base salary, (2) an amount equal to his annual target bonus (assuming 100% payout threshold), and (3) an amount equal to his annual target bonus (assuming 100% payout threshold) prorated through the date of termination.  Such payment shall be made at the discretion of the Company (1) in one lump sum payment or (2) fifty percent (50%) in a lump sum payment and fifty percent (50%) over the ensuing 12 month period.  Our chief executive officer is entitled to continuation of his benefits for 12 months.  Our other executive officers are entitled to a payment equal to (1) 10 months of his then current base salary, (2) an amount equal to his annual target bonus (assuming 100% payout threshold) and (3) an amount equal to his annual target bonus (assuming 100% payout threshold) prorated through the date of termination.  Such payment shall be made at the discretion of the Company (1) in one lump sum payment or (2) fifty percent (50%) in a lump sum payment and fifty percent (50%) over the ensuing 10 month period.  These executives are entitled to continuation of their benefits for 10 months.

In May 2013, the Compensation Committee adopted the Tengion, Inc. Change in Control Plan (the “Change in Control Plan”).  The purpose of the Change in Control Plan is to increase the value and attractiveness of the Company by providing key eligible individuals an incentive to maximize proceeds upon consummation of a change in control (as defined in the Change in Control Plan).

The Change in Control Plan will continue in effect until the earlier of a change in control or May 8, 2016. If a change in control occurs prior to May 8, 2016, termination of the Change in Control Plan will not affect the right of participants to receive payments to which they are entitled under the Change in Control Plan.

The Change in Control Plan is administered by the Compensation Committee or its delegate, who will select eligible individuals to participate in the Change in Control Plan and determine the terms of participation.  Employees of, and consultants and other service providers to, the Company are eligible to participate in the Change in Control Plan.

Change in Control Plan benefits are based on a portion of the proceeds (including contingent proceeds) paid by an acquirer in connection with a change in control.  In general, the portion of the proceeds from a change in control to be divided among participants equals 12% of the amount by which the first $200 million of change in control consideration exceeds the lesser of $36 million or the amount of capital invested in the Company since September 1, 2012, plus 15% of the amount, if any, by which change in control consideration exceeds $200 million.  Each participant will be allocated a number of units out of a total of 100,000 units, each unit representing an interest in the available pool, if any, produced by a change in control.  Upon payment of change in control consideration to the Company’s stockholders and securityholders, each participant will be allocated his or her pro rata share (based on the number of units awarded to such participant divided by 100,000 total units) of the available pool for participants attributable to the payment.

If a participant’s target annual bonus for the year in which the change in control occurs is greater than the amount the participant would otherwise be allocated under the Change in Control Plan on the change in control date (but not including any amount allocated in respect of any contingent consideration), the participant’s upfront allocation under the Change in Control Plan will instead equal the amount of the target annual bonus. In the event that any portion of the change in control consideration consists of contingent consideration (earn-outs, escrows and other holdbacks other than certain publicly-tradeable rights), the Change in Control Plan benefit resulting from the contingent consideration would only be allocated to participants at the time, if ever, that contingent amounts are paid to the stockholders and securityholders of the Company .

Change in Control Plan payments (other than with respect to contingent consideration) will be made within 60 days following the change in control date.  Payments in respect of contingent consideration will generally be made at the same time and on the same basis as payments to the Company’s stockholders and securityholders.

The Change in Control Plan administrator may at any time amend or terminate the Change in Control Plan but generally may not, without the participant’s consent, alter the terms of an award under the Change in Control Plan so as to materially and adversely affect the participant’s rights under the award.

Other Compensation.  We maintain broad-based benefits and perquisites that are available to all eligible employees, including health insurance, life and disability insurance, dental insurance, vision insurance, flexible spending accounts and a 401(k) plan.  Additionally, under certain circumstances, we will use cash sign-on bonuses as an incentive for individuals to join our team.  These bonuses are awarded on a case-by-case basis and are typically offered to offset compensation that was forfeited upon termination of prior employment, to assist with relocation expenses or to offset a variance in total compensation from the individual’s employment prior to joining us.  Consistent with our compensation philosophy, we intend to continue to maintain these benefits for our executive officers; however, our Compensation Committee in its discretion may revise, amend or add to the officer’s benefits if it deems it advisable.

Relationship of Elements of Compensation.   Our compensation structure is primarily weighted toward three of the elements discussed: base salary, annual performance bonus and long-term incentives.   Our mix of cash and non-cash compensation balances our need to limit cash expenditures with the expectations of those we hope to recruit and retain as employees.  In the future, we may adjust the mix of cash and non-cash compensation if required by competitive market conditions for attracting and retaining skilled personnel.

We manage the expected impact of salary increases and performance bonuses by requiring that the size of such salary increases and bonuses be tied to the attainment of corporate and individual objectives.  In the case of our named executive officers, the size of each executive’s bonus is determined solely by whether we have met corporate objectives.

We view the long-term incentives as a long-term retention benefit.  The Compensation Committee is considering a plan that would not use stock options or restricted stock, but would otherwise provide incentives aligned with the Company’s stakeholders.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to our chief executive officer and our four other most highly paid executive officers.  Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met.  We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us.  However, our Board of Directors may authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes such payments are appropriate to attract and retain executive talent.

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Tengion, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on our review and discussions, we recommend to the Board of Directors that the “Compensation Discussion and Analysis” set forth above be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

David I. Scheer, Chair
Richard E. Kuntz, M.D., M.Sc.
Lorin J. Randall

 Summary Compensation Table

The following table shows the total compensation accrued for fiscal years 2012 and 2011 for our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards(1)	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total

John L. Miclot(3) President and Chief	2012	$450,000	$—	$159,933	$224,438	$202,500	$100,631(4)	$1,137,502
Executive Officer	2011	$34,091	$—	$224,036	$—	$—	$—	$258,127

Timothy Bertram, D.V.M., Ph.D.	2012	$373,474	$—	$77,763	$92,240	$133,425	$—	$626,908
President, Research	2011	$316,156	$—	$98,475	$96,800	$79,538	$1,309(5)	$592,278
and Development and Chief Scientific Officer

A. Brian Davis	2012	$319,480	$—	$36,597	$43,847	$100,437	$—	$554,355
Chief Financial	2011	$292,838	$—	$57,050	$56,466	$72,256	$297(5)	$478,907
Officer and Vice President, Finance

(1)
Calculated in accordance with current accounting standards for stock-based compensation without consideration of forfeitures.  Valuation assumptions used to determine the fair value of the stock awards are described in Note 14 to our audited financial statements for fiscal year 2012, included in our 2012 Annual Report of Form 10-K.

(2)
Amounts shown in “Non-Equity Incentive Compensation” column reflect the annual incentive award granted and earned during fiscal year 2010 and 2011 which were paid in fiscal year 2011 and 2012, respectively.  These annual awards are described in further detail under “Compensation Discussion and Analysis”.

(3)	Mr. Miclot joined the Company in December 2011.

(4)
Amounts shown reflect reimbursement for furnished apartment in Winston-Salem area and the associated utility expenses, the cost of an automobile lease in Winston-Salem and the associated insurance coverage and cost of weekly commuting expenses (and the associated taxes for these benefits).

(5)	All other compensation consists of tax reimbursements.

Grants Of Plan-Based Awards in 2012

The following table sets forth information regarding each grant of an award made to each named executive officer during fiscal year 2012 under any plan, contract, authorization, or arrangement pursuant to which cash, securities, similar instruments, or other property may be received.  This table reflects the 1-for-10 reverse stock split effective June 14, 2012.

Name and Principal Position	Approval Date	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target(1)	All Other Option Awards: Number of Securities Underlying Options(2)	All Other Stock Awards: Number of Securities Underlying Stock Awards(3)	Exercise or Base Price of Option & Stock Awards	Grant Date Fair Value of Stock & Option Awards(4)

John L. Miclot		1/3/2012	$202,500	39,375	—	$5.70	$159,933
President and Chief Executive Officer		1/3/2012	$—	—	39,375	$5.70	$224,438

Timothy Bertram, D.V.M., Ph.D.		2/16/2012	$133,425	17,001	—	$6.42	$77,763
President, Research and Development and		2/16/2012	$—	—	15,000	$6.42	$96,240
Chief Scientific Officer

A. Brian Davis		2/16/2012	$100,437	8,001	—	$6.42	$36,596
Chief Financial Officer and Vice President, Finance		2/16/2012	$—	—	6,834	$6.42	$43,738

(1)
Reflects target 2012 annual performance bonuses, which amounts, if any, were paid in the first quarter of 2013.  Target 2011 annual performance bonuses are calculated based upon a percentage of the named executive officer’s 2011 base salary.

(2)
The options have a term of ten years and vest in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the grant date and 1/16th of the total number of shares vest on the first day of each quarter following the grant date.

(3)
The restricted stock awards vest in accordance with the following schedule: 25% of the total number of shares vests on the first February after the grant date and on each February 1 thereafter for three years.

(4)
The amounts reported in this column represent the entire grant date fair value for the aggregate number of options granted to each named executive officer.  There can be no assurance that these amounts will ever be realized.  The assumptions we used to calculate these amounts are included in Note 14 to our audited financial statements for fiscal year 2012, included in our 2012 Annual Report of Form 10-K.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information concerning stock options held on December 31, 2012, the last day of our 2012 fiscal year, for each named executive officer.

	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)(1)	Option Expiration Date(2)
Name and Principal Position	Exercisable	Unexercisable

John L. Miclot President and Chief Executive Officer	19,964	59,801	4.00	12/5/2021
	—	39,375	5.70	1/3/2022

Timothy Bertram, D.V.M., Ph.D.	64	—	4.40	2/15/2015
President, Research and Development and Chief Scientific Officer	271	—	4.40	2/27/2016
	332	—	4.40	6/23/2016
	103	—	4.40	11/1/2016
	552	—	4.40	2/27/2017
	69	—	4.40	10/25/2017
	1,656	—	4.40	12/19/2017
	587	—	4.40	2/7/2018
	3,840	886	4.40	9/28/2019
	4,064	2,436	50.00	4/9/2020
	1,502	1,499	29.40	10/18/2020
	2,250	3,750	24.20	5/11/2021
	—	17,001	6.42	2/16/2022

A. Brian Davis	3,713	2,887	36.70	08/02/2020
Chief Financial Officer and Vice President, Finance	1,313	2,187	24.20	05/11/2021
	—	8,001	6.42	2/16/2022

(1)
Options awards made prior to August 26, 2009 were modified to an exercise price of $4.40 per share on August 26, 2009, when our Compensation Committee approved the repricing of all then-outstanding options for active employees at such time.

(2)
These options vest as to 25% on the first anniversary of the date of grant and as to an additional 6.25% at the end of each three-month period thereafter for the following three years.  Each of the options were granted 10 years prior to the Option Expiration Date.

The following table sets forth information concerning stock awards held on December 31, 2012, the last day of our 2012 fiscal year, for each named executive officer.

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercisable Stock	Stock Price of Award	Expiration Date	Market Value of Shares or Units That Have Not Yet Vested(1)

John L. Miclot President and Chief Executive Officer	1/3/2012	39,375	$5.70	—	$38,981

Timothy Bertram, D.V.M., Ph.D.
President, Research and Development and Chief Scientific Officer	5/11/2011	3,000	$24.20	—	$2,970
	2/1/2012	15,000	$6.42	—	$14,850

A. Brian Davis Chief Financial Officer and Vice President, Finance	5/11/2011	1,750	$24.20	—	$1,733
	2/1/2012	6,834	$6.42	—	$6,766

(1)
The market value of stock awards that have not yet vested is calculated by multiplying the closing price per share of our common stock on December 31, 2012 by the of shares unvested as of December 31, 2012.

 Employment Agreements and Potential Payments Upon Termination or Change in Control

John L. Miclot.  On December 5, 2011, we entered into an employment agreement, which was subsequently amended and restated on January 20, 2012, with Mr. Miclot, our President and Chief Executive Officer providing for his at-will employment, commencing December 5, 2011.  Mr. Miclot’s base salary was set at $450,000 per year, subject to annual review and increases based on performance.  Mr. Miclot may also receive an annual bonus payment of up to 50% of his annual gross salary, as determined by the Compensation Committee and the Board of Directors in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he is eligible to participate in the group benefits program and 401(k) plan, and the Board of Directors may award Mr. Miclot’s stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive.  Pursuant to the employment agreement, Mr. Miclot was provided with a stock option to purchase 78,775 shares of common stock on December 5, 2011, a stock option to purchase 39,375 shares of common stock on January 3, 2012 and a restricted stock award of 39,375 shares of common stock on January 3, 2012.  All of these equity awards were made pursuant to our 2010 Stock Option and Incentive Plan.  Additionally, under the terms of the employment agreement, we have agreed to provide for the direct payment of or reimbursement for a furnished apartment in the Winston-Salem area and the associated utility expenses, the cost of an automobile lease in Winston-Salem and the associated insurance coverage and the cost of weekly commuting expenses from Mr. Miclot’s homes in Tampa, Florida and Pittsburgh, Pennsylvania.  We have also agreed to pay the taxes associated with the provision of these benefits.  At any time, in the event Mr. Miclot’s employment is terminated by us without cause or he resigns under certain specified conditions, each as described in the Amended and Restated Management Severance Plan, then Mr. Miclot may be entitled to receive certain payments and benefits pursuant to the Amended and Restated Management Severance Plan as described on page 31.

Timothy Bertram, D.V.M., Ph.D.  On July 28, 2004, we entered into an offer letter with Dr. Bertram, our Vice President, Science and Technology, providing for his at-will employment, commencing as of August 1, 2004.  This offer letter, as amended on December 22, 2008, sets forth the terms and conditions of Dr. Bertram’s employment.  Dr. Bertram’s base salary was originally set at $200,000 per year, subject to annual review and increases based on performance.  Dr. Bertram was also originally entitled to receive an annual bonus payment of up to 20% of his annual gross salary, as determined by his manager and the Board of Directors in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he is eligible to participate in the group benefits program and the Board of Directors may award Dr. Bertram stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive.  Dr. Bertram also received the right to reimbursement for all reasonable out-of-pocket relocation and relocation-related expenses.  Pursuant to the offer letter, Dr. Bertram purchased 1,794 shares of restricted common stock at a purchase price per share equal to the par value of such shares, which shares have since vested in full. Such vested shares are subject to repurchase by us upon Dr. Bertram’s termination for any reason, including Dr. Bertram’s death (in such case only for a period of twelve months) at the fair market value price per share, but if the termination is for cause, then the vested shares are subject to repurchase by us at the price of $0.001 per share.  Dr. Bertram was also granted the right to participate, and did participate, in our Series A Preferred Stock financing in the amount of $50,000. At any time, in the event Dr. Bertram is terminated by us without cause or he resigns under certain specified conditions, each as described in the Amended and Restated Management Severance Plan, Dr. Bertram may be entitled to receive certain payments and benefits pursuant to the Amended and Restated Management Severance Plan as described on page 31.  In addition, the offer letter for Dr. Bertram provides that in the event of termination by us without cause six months following a change in control of our Company, Dr. Bertram’s restricted stock awards or stock options, as the case may be, shall immediately vest.

A. Brian Davis.  On July 29, 2010, we entered into an offer letter with Mr. Davis, our Chief Financial Officer and Vice President, Finance, providing for his at-will employment, commencing August 1, 2010. This offer letter, sets forth the terms and conditions of Mr. Davis’s employment. Mr. Davis’s base salary was originally set at $285,000 per year, subject to annual review and increases based on performance.  Mr. Davis may also receive an annual bonus payment of up to 35% of his annual gross salary, as determined by his manager and the Board of Directors in their discretion, based on achievement of certain mutually agreed-upon performance milestones.  Furthermore, he is eligible to participate in the group benefits program and 401(k) plan, and the Board of Directors may award Mr. Davis stock incentives under our equity incentive plans in its sole discretion as a performance-based incentive.  Pursuant to the offer letter, Mr. Davis was provided with an incentive stock option to purchase 6,600 shares of common stock pursuant to our 2010 Stock Option and Incentive Plan.  Additionally, effective January 1, 2013, we amended the offer letter to provide for the direct payment of or reimbursement for reasonable costs associated with Mr. Davis’s commuting expenses from his home in Pennsylvania.  We have also agreed to pay the taxes associated with the provision of these benefits.  At any time, in the event Mr. Davis’s employment is terminated by us without cause as defined in the offer letter or he resigns under certain specified conditions, each as described in the Amended and Restated Management Severance Plan, then Mr. Davis may be entitled to receive certain payments and benefits pursuant to the Amended and Restated Management Severance Plan as described on page 31.  In addition, the offer letter for Mr. Davis provides that in the event of termination by us without cause within one month prior to or nine months following a change in control of our Company, Mr. Davis’s restricted stock awards or stock options, as the case may be, shall immediately vest.

Release and Non-Disparagement Agreements

Our form of Release and Non-Disparagement Agreement provides that in exchange for certain severance benefits, the terminated employee releases us from all liability for any claims or damages against us.  The agreement also provides that (i) neither we nor the terminated employee will engage in any communications that shall disparage, demean or impugn one another or interfere with the other’s existing or prospective business relationships, economic or career prospects, and (ii) the terminated employee will not compete with or become employed by a Company that competes with our products or technology for a period of one (1) year after termination of employment.

Potential Payments Upon Termination or Change in Control

The following table sets forth the payments that would be made to our named executive officers if his or her employment had been terminated by us without cause (or if applicable, by the executive for good reason) on December 31, 2012 or in the event a change in control of our Company occurred on December 31, 2012, as applicable.

Name	Termination Without Cause (or With Good Reason)	Termination Without Cause (or With Good Reason) in Connection with a Change in Control

John L. Miclot
Cash Severance	$675,000	$675,000
Continued Health Benefits	—	—
Pro-Rata Bonus	225,000	225,000
Acceleration of Restricted Stock	—	—
Acceleration of Stock Options	—	—
Total:	$900,000	$900,000

Timothy Bertram, D.V.M., Ph.D.
Cash Severance	$438,573	$438,573
Continued Health Benefits	12,455	12,455
Pro-Rata Bonus	129,719	129,719
Acceleration of Restricted Stock	—	17,820
Acceleration of Stock Options	—	—
Total:	$580,747	$598,567

A. Brian Davis
Cash Severance	$393,246	$393,246
Continued Health Benefits	12,787	12,787
Pro-Rata Bonus	127,539	127,539
Acceleration of Restricted Stock	—	8,498
Acceleration of Stock Options	—	—
Total:	$533,572	$542,070

(1)	Calculated based upon a price per share of our common stock of $0.99, which was the closing price per share of our common stock on December 31, 2012.
(2)
Under the terms of the Change in Control Payment Plan, our executive officers would receive promptly after the effective date of a change in control of the Company two times his or her then current annual base salary plus target bonus, assuming a 100% payout of such bonus.  The amounts payable to each of the executive officers under the plan will be offset by an amount equal to 50% of aggregate value to be received by each executive officer by virtue of his or her stock and stock option ownership, net of any exercise price.  Pursuant to the plan, in the event the consideration received by our stockholders is less than $25 million, the amounts payable under the plan can be reduced by an amount proportionate to the extent to which $25 million exceeds the actual amount of stockholder consideration.  The payments calculated for each executive in the above table assume stockholder consideration of approximately $11.3 million (calculated as the product of (i) our total shares of common stock outstanding at December 31, 2011 of 23,962,984 and (ii) $0.47, which was the closing price per share of our common stock on December 31, 2011).  The Change in Control Payment Plan terminated on September 30, 2012.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of stock options, warrants and rights under all of our existing equity compensation plans as of December 31, 2012, including the 2010 Stock Incentive and Option Plan (2010 Plan) and 2004 Stock Option Plan (2004 Plan).  There were no shares available for future grants under the 2004 Plan, as the 2004 Plan ceased upon the Company’s initial public offering in April 2010.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Stock Awards, Options and Warrants	(b) Weighted Average Exercise Price of Outstanding Stock Awards, Options and Warrants	(c) Number of Securities Remaining Available for Future Issuance (Excludes Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	234,465	$12.37	46,652	(1)
Equity compensation plans not approved by stockholders	—	$—	—

(1)      Consists of shares available for grant by us under our 2010 Plan.

Compensation of Directors

Our Board of Directors determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee.  The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board of Directors when appropriate.  Our Board of Directors is compensated through fees and grants of stock options. The description below reflects the 1-for-10 reverse stock split effective June 14, 2012.

Since the completion of our initial public offering in April 2010, each of our non-employee directors are entitled to receive an annual cash retainer of $35,000, except that a non-employee chairperson of the board is entitled to receive an annual cash retainer of $55,000.  Non-employee chairpersons of the Audit Committee, the Compensation Committee, the Technology Committee, and the Governance and Nominating Committee are each entitled to receive an additional annual retainer of $15,000, $10,000, $10,000 and $6,000, respectively.  Non-employee members of each of the Audit Committee, the Compensation Committee, the Technology Committee, and the Governance and Nominating Committee are entitled to receive an additional annual retainer of $7,500, $5,000, $5,000 and $3,000, respectively.

We reimburse all directors for travel, lodging and other reasonable expenses incurred in attending board and committee meetings.

In March 2012, the Board of Directors approved changes to its non-employee director compensation plan with respect to equity awards.  The changes were recommended by an independent compensation consultant to the Compensation Committee based on a review of equity incentives used by the Company’s peer group of companies.  Upon initial election or appointment to our Board of Directors, each non-employee director will be granted an option to purchase 3,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant.   These options vest quarterly over a two-year period, subject to the non-employee director’s continued service on the Board of Directors through the vesting dates.  On the date of each annual stockholder meeting, each continuing non-employee director will automatically receive an option to purchase 2,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant.  When granted, these options vest quarterly over a one-year period, subject to the non-employee director’s continued service on the Board of Directors through the vesting dates.

Prior to March 2012, each non-employee director was granted an option to acquire 700 shares of common stock upon his or her initial election or appointment to the Board of Directors and an option to purchase 470 shares of common stock at each annual meeting of stockholders commencing in 2011, each with an exercise price equal to the fair market value of our common stock on the date of grant.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David I. Scheer	$73,500	—	$5,049	(2)(4)	—	—	—	$78,549
Carl-Johan Dalsgaard, M.D., Ph.D.	$44,250	—	$5,049	(2)(5)	—	—	—	$49,299
Scott D. Flora	$52,500	—	$5,049	(3)(6)	—	—	—	$57,549
Diane K. Jorkasky, M.D.	$44,250	—	$5,049	(3)(7)	—	—	—	$49,299
Richard Kuntz, M.D., M.Sc.	$52,500	—	$5,049	(2)(8)	—	—	—	$57,549
Lorin J. Randall	$55,000	—	$5,049	(2)(9)	—	—	—	$60,049

(1)
The assumptions we used in valuing options are described in Note 14, “Stock-based Compensation,” to our audited financial statements included for the fiscal year ended December 31, 2012 included in our 2012 Annual Report of Form 10-K.  This column reflects the aggregate grant date fair value as calculated in accordance with ASC 718 in connection with options we granted in the indicated year.

(2)	Options were granted at fair market value on May 21, 2012 at $2.53 per share. Options vest quarterly over a one-year period.
(3)	Options were granted at fair market value on May 21, 2012 at $2.53 per share. Options vest quarterly over a one-year period. Mr. Flora resigned as a director on December 19, 2012.
(4)	Mr. Scheer has 2,940 option awards outstanding.
(5)	Mr. Dalsgaard has 2,940 option awards outstanding.
(6)	Mr. Flora has 2,700 option awards outstanding.
(7)	Ms. Jorkasky has 3,170 option awards outstanding.
(8)	Mr. Kuntz has 3,170 option awards outstanding.
(9)	Mr. Randall has 4,386 option awards outstanding.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2012, the members of our Compensation Committee were Scott D. Flora, Richard E. Kuntz, M.D., M.Sc., Lorin J. Randall, and David I. Scheer.  No member of our Compensation Committee was an officer or employee of ours.  In addition, none of our executive officers served as a member of the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of another entity, one of whose executive officers served as a member of our Board of Directors or our Compensation Committee.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE YOUR PROXY VIA THE INTERNET OR TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.  A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

ANNUAL MEETING OF STOCKHOLDERS OF

TENGION, INC.

July 15, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.
COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and Proxy Statement and Annual Report are available at http://www.astproxycentral.com/ast/17668/
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 4 AND FOR A FREQUENCY OF “THREE YEARS” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class III Directors for a three-year term expiring at the 2016 Annual Meeting:

Approval, on an advisory basis, of Tengion, Inc.’s compensation of its named executive officers, as disclosed in the “Compensation Discussion and Analysis” section of the proxy statement.

Approval, on an advisory basis, of the frequency of future non-binding advisory votes on compensation of Tengion, Inc.’s named executive officers.

☐ FOR ALL NOMINEES	NOMINEES: ○ John L. Miclot ○ Lorin J. Randall	2. 3.		FOR ☐ ONE YEAR ☐	AGAINST ☐ TWO YEARS ☐	ABSTAIN ☐ THREE YEARS ☐
☐WITHOLD AUTHORITY FOR ALL NOMINEES							ABSTAIN ☐
☐ FOR ALL EXCEPT (See instructions below)
		4.	Ratification of the selection by the Audit Committee of Ernst & Young LLP as Tengion, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •			In their discretion the proxy holders are authorized to vote upon such other business, if any, that may properly come before the meeting and any adjournment of the meeting.

THIS PROXY CARD MUST BE SIGNED FOR YOUR VOTE TO BE COUNTED -DATE AND SIGN BELOW.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

TENGION, INC.

JULY 15, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement and Annual Report
are available at http://www.astproxycentral.com/ast/17668/.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2 AND 4 AND FOR A FREQUENCY OF “THREE YEARS” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class III Directors for a three-year term expiring at the 2016 Annual Meeting:

Approval, on an advisory basis, of Tengion, Inc.’s compensation of its named executive officers, as disclosed in the “Compensation Discussion and Analysis” section of the proxy statement.

Approval, on an advisory basis, of the frequency of future non-binding advisory votes on compensation of Tengion, Inc.’s named executive officers.

☐ FOR ALL NOMINEES	NOMINEES: ○ John L. Miclot ○ Lorin J. Randall	2. 3.		FOR ☐ ONE YEAR ☐	AGAINST ☐ TWO YEARS ☐	ABSTAIN ☐ THREE YEARS ☐
☐WITHOLD AUTHORITY FOR ALL NOMINEES							ABSTAIN ☐
☐ FOR ALL EXCEPT (See instructions below)
		4.	Ratification of the selection by the Audit Committee of Ernst & Young LLP as Tengion, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •			In their discretion the proxy holders are authorized to vote upon such other business, if any, that may properly come before the meeting and any adjournment of the meeting.

THIS PROXY CARD MUST BE SIGNED FOR YOUR VOTE TO BE COUNTED -DATE AND SIGN BELOW.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TENGION, INC.

PROXY FOR THE ANNUALMEETING OF STOCKHOLDERS
TO BE HELD ON JULY 15, 2013
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) A. Brian Davis and John L. Miclot, or each of them, with full power of substitution, as proxies to act and vote at the 2013 Annual Meeting of Stockholders of Tengion, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 4 AND FOR A FREQUENCY OF “THREE YEARS” FOR PROPOSAL 3.

(Continued and to be signed on the reverse side.)